UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

Shutterfly, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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____________________________________________________________________________________

April 7, 2010

To Our Stockholders:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Shutterfly, Inc. to be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, on May 20, 2010, at 11:00 a.m. local time.

This year, in accordance with rules promulgated by the Securities and Exchange Commission, we have elected to use the Internet as our primary means of furnishing proxy materials to our stockholders.  Accordingly, most stockholders will not receive paper copies of our proxy materials and we will mail a notice to these stockholders with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet.  This notice also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose.  The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.

All stockholders of record of our outstanding shares of Common Stock at the close of business on March 24, 2010 will be entitled to vote at the Annual Meeting.

Your vote is important!  Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card.  Mailing your completed proxy card or using the telephone or Internet voting systems will not prevent you from voting in person at the meeting if you are a stockholder of record and wish to do so.

Important information about the matters to be acted upon at the meeting is included in the notice of meeting and proxy statement.  Our 2009 Annual Report contains information about our company and its financial performance.

We look forward to seeing you at the meeting.

Sincerely,

Jeffrey T. Housenbold
Chief Executive Officer and President

SHUTTERFLY, INC.

2800 Bridge Parkway

Redwood City, California 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2010

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders of Shutterfly, Inc., a Delaware corporation, will be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065 on May 20, 2010, at 11:00 a.m. local time for the following purposes:

1.	To elect two Class I directors to hold office until our 2013 Annual Meeting of Stockholders.

2.
To approve (i) an increase in the number of authorized shares under our 2006 Equity Incentive Plan (the “2006 Plan”) of approximately 3.5%, 3.3% and 3.1% of the outstanding shares of the Company’s common stock on January 1st of each 2011, 2012 and 2013, respectively and (ii) certain additional changes that ensure compliance with Section 162(m) of the Internal Revenue Code or assist with administration of the 2006 Plan.

3.
To ratify the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal 1 of the Proxy Statement, FOR amending our 2006 Equity Incentive Plan as described in Proposal 2 of the Proxy Statement and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal 3 of the Proxy Statement.

Our stockholders of record at the close of business on March 24, 2010 are entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting.

This year, in accordance with rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to use the Internet as our primary means of providing our proxy materials to stockholders.  Consequently, most stockholders will not receive paper copies of our proxy materials.  We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet.  The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose.  The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.

The Notice of Internet Availability of Proxy Materials will also identify the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free number, an e-mail address and a website where stockholders can request a paper or e-mail copy of the Proxy Statement, our annual report to stockholders and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to attend the meeting and vote in person.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in the Notice of Internet Availability of Proxy Materials or the proxy card.

By Order of the Board of Directors

Jeffrey T. Housenbold
Chief Executive Officer and President
Redwood City, California
April 7, 2010

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY CARD OR FOLLOW THE ALTERNATIVE VOTING PROCEDURES DESCRIBED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.  YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

SHUTTERFLY, INC.

2800 Bridge Parkway

Redwood City, California 94065

_______________________________________

PROXY STATEMENT

_______________________________________

The Board of Directors of Shutterfly, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on May 20, 2010, at 11:00 a.m., local time, and any adjournment or postponement of that meeting (the “Annual Meeting”).  The Annual Meeting will be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065.  This Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders was first sent or made available, on or about April 7, 2010, to stockholders of record as of March 24, 2010 (the “Record Date”).  For those stockholders receiving a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials was first mailed on or about April 7, 2010 to stockholders of record as of the Record Date.  The only voting securities of Shutterfly are shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of which there were 26,784,843 shares outstanding as of the Record Date (excluding any treasury shares).  We need a majority of the shares of Common Stock outstanding on the Record Date present, in person or by proxy, to hold the Annual Meeting.

In this Proxy Statement, we refer to Shutterfly, Inc. as the “company”, “Shutterfly”, “we” or “us” and the Board of Directors as the “Board”.  When we refer to Shutterfly’s fiscal year, we mean the twelve-month period ending December 31 of the stated year.

The company’s Annual Report to Stockholders, which contains consolidated financial statements for fiscal 2009, accompanies this Proxy Statement.  You also may obtain a copy of the company’s Annual Report on Form 10-K for fiscal 2009 that was filed with the SEC, without charge, by writing to our Investor Relations department at the above address.  The company’s Annual Report on Form 10-K is also available in the “Investor Relations” section of our website at www.shutterfly.com.

THE PROXY PROCESS AND STOCKHOLDER VOTING

Who can vote at the annual meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  At the close of business on the Record Date, there were 26,784,843 shares of Common Stock outstanding and entitled to vote.

Stockholder of Record:  Shares Registered in Your Name

If at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Mellon Investor Services, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner:  Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent.  The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I being asked to vote on?

You are being asked to vote FOR:

•	the election of two Class I directors to hold office until our 2013 Annual Meeting of Stockholders;

•
 to approve (i) an increase in the number of authorized shares under our 2006 Equity Incentive Plan (the “2006 Plan”) of approximately 3.5%, 3.3% and 3.1% of the outstanding shares of the Company’s common stock on January 1st of each of 2011, 2012 and 2013, respectively, and (ii) certain additional changes that ensure compliance with Section 162(m) of the Internal Revenue Code or assist with administration of the 2006 Plan; and

•
the ratification of the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

What does it mean if I receive more than one set of materials?

This means you hold shares of the company in more than one way.  For example, you may own some shares directly as a “Registered Holder” and other shares through a broker or you may own shares through more than one broker.  In these situations you may receive multiple sets of proxy materials.  In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards or Notice of Internet Availability of Proxy Materials you receive.  Each Proxy Card you received came with its own prepaid return envelope.  If you vote by mail, make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

Does my vote matter?

YES!  We are required to obtain stockholder approval for the election of directors and other important matters.  Each share of Common Stock is entitled to one vote and every share voted has the same weight.  In order for the company to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares entitled to vote at the meeting, excluding treasury shares) must be represented at the Annual Meeting in person or by proxy.  If a quorum is not obtained, the company must postpone the Annual Meeting and solicit additional proxies. This is an expensive and time-consuming process that is not in the best interests of the company or its stockholders.  Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is important to obtain a quorum and complete the stockholder vote.

How do I Vote?

You may vote by mail or follow any alternative voting procedure described on the proxy card.  To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice of Internet Availability of Proxy Materials.

For the election of directors, you may either vote “For” the two nominees or you may “Withhold” your vote for any nominee you specify.  For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are as follows:

Stockholder of Record:  Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting.  Alternatively, you may vote by proxy by using the accompanying proxy card, over the Internet or by telephone.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  Even if you have submitted a proxy before the Annual Meeting, you may still attend the meeting and vote in person.  In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the Internet, go to http://www.proxyvote.com and follow the instructions to obtain your records and to create an electronic voting instruction form.

•	To vote by telephone, dial 1-800-690-6903 using any touch-tone telephone and follow the instructions to transmit your voting instructions.

Beneficial Owner:  Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us.  Simply complete and mail the voting instruction card to ensure that your vote is counted.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent.  Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Who counts the votes?

Broadridge Financial Services (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes.  If you are a stockholder of record as of March 24, 2010, your executed proxy card is returned directly to Broadridge for tabulation.  As noted above, if you hold your shares through a broker, your broker returns one proxy card to Broadridge on behalf of all its clients.

How are votes counted?

Broadridge will separately count “For” and “Withhold” votes with respect to Proposal No. 1 and, with respect to Proposals No. 2 and No. 3, “For” and “Against” votes, abstentions and broker non-votes.  For Proposal No. 1, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the two nominees receiving the highest number of “for” votes will be elected.  To be approved, each of Proposals No. 2 and No. 3 requires the affirmative vote of the majority of shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting and who vote for or against the proposal.  If stockholders abstain from voting, including brokers holding their clients’ shares of record who cause abstentions to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present.  Abstentions will have no effect with regard to Proposal No. 1, since approval of a percentage of shares present or outstanding is not required for this proposal, and will have no effect with regard to either Proposals No. 2 or No. 3, as abstentions are not counted as a vote for or against.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members.  Members of the New York Stock Exchange are permitted to vote their clients’ proxies in their own discretion as to certain “routine” proposals, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.  If a broker votes shares that are not voted by its clients for or against a “routine” proposal, those shares are considered present and entitled to vote at the Annual Meeting.  Those shares will be counted towards determining whether or not a quorum is present.  Those shares will also be taken into account in determining the outcome of all of the proposals.  However, where a proposal is not “routine,” such as the election of our Class I directors and the approval of amending our 2006 Equity Incentive Plan, a broker who has received no instructions from its client generally does not have discretion to vote its clients’ unvoted shares on that proposal.  When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.”  Those shares would be considered present for purpose of determining whether or not a quorum is present, but would not be considered entitled to vote on the proposal.  Those shares would not be taken into account in determining the outcome of the non-routine proposal.

Because brokers cannot vote “unvoted” shares on behalf of their customers for “non-routine” matters, such as the election of our Class I directors and the approval of amending our 2006 Equity Incentive Plan, it is more important than ever that stockholders vote their shares.  If you do not vote your shares, you will not have a say in these important issues to be presented at the Annual Meeting.

How do I vote via Internet or telephone?

If you wish to vote by Internet, go to http://www.proxyvote.com and follow the instructions to obtain your records and to create an electronic voting instruction form.  If you wish to vote by telephone, dial 1-800-690-6903 using any touch-tone telephone and follow the instructions to transmit your voting instructions.  Please have your proxy card in hand when you vote over the Internet or by telephone.  Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.  The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on May 19, 2010.  The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on March 24, 2010, the Record Date for the Annual Meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card but you do not indicate your voting preferences, your shares will be voted in favor of each of the director nominees, amending our 2006 Equity Incentive Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.  If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his best judgment.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the applicable vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	you may submit another properly completed proxy with a later date;

•	you may send a written notice that you are revoking your proxy to our Corporate Secretary at 2800 Bridge Parkway, Redwood City, California 94065; or

•	you may attend the Annual Meeting and give notice to the company’s Inspector of Elections that you intend to vote your shares in person.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if at least a majority of the outstanding shares as of the close of business on the Record Date are represented by stockholders present at the meeting or by proxy.  At the close of business on the Record Date, there were 26,784,843 shares outstanding and entitled to vote.  Therefore, in order for a quorum to exist, 13,392,422 shares must be represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors, officers and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced by the filing of a Current Report on Form 8-K within four business days of the day when the Annual Meeting ended.  If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the final results are available.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, a stockholder proposal must be submitted in writing to our Corporate Secretary at 2800 Bridge Parkway, Redwood City, California 94065 no later than December 8, 2010.  If you wish to submit a proposal for consideration at our 2011 Annual Meeting but not for inclusion in our proxy statement for that meeting, your proposal generally must be submitted in writing to the same address no later than March 6, 2011, but no earlier than February 4, 2011.  Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation and Restated Bylaws provide that our Board of Directors shall consist of one or more members, that the initial number of directors shall be seven and that the Board may fix the number of directors from time to time.  Our authorized number of directors is currently seven.  One of our directors, Mr. Brian Swette, joined the Board, effective September 8, 2009, filling the vacancy on our Board that was left when Ms. Patricia House departed from the Board in March 2009.

Currently, our Board of Directors is divided into three classes, each of which has a three-year term.  The Class I directors are standing for re-election at this Annual Meeting to serve until our 2013 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their death, resignation or removal.  The terms of the directors in Classes II and III expire at our 2011 and 2012 Annual Meetings of Stockholders, respectively.

The two nominees for Class I directors are Eric J. Keller and Nancy J. Schoendorf.  Each of the nominees is currently a director of Shutterfly.  Both of the nominees were previously elected by our stockholders at the 2007 Annual Meeting.

Directors are elected by a plurality of the votes present at the meeting or by proxy and entitled to vote at the meeting.  The two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected.  Unless a stockholder provides different voting instructions to the proxy holders, shares represented by executed proxies will be voted “For” the election of the two nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors.  Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

The following is biographical information as of March 24, 2010 for each nominee for Class I director and each person whose term of office as a Class II or III director will continue after the Annual Meeting.

Name	Age	Position
Jeffrey T. Housenbold	40	President, Chief Executive Officer and Director
Philip A. Marineau	63	Chairman of the Board
Eric J. Keller	57	Director
Stephen J. Killeen	47	Director
Nancy J. Schoendorf	55	Director
Brian T. Swette	56	Director
James N. White	48	Director

Nominees for Election for a Three-year Term Expiring at the 2013 Annual Meeting

Eric J. Keller has served on our Board of Directors since March 2006.  Since October 2008, Mr. Keller has been the chief operating officer of Kleiner Perkins Caufield and Byers, a venture capital firm.  Previously, he was the chief executive officer of Movaris, Inc., a financial software company, from March 2004 until its merger with Trintech Group Plc in February 2008.  From September 2003 to February 2004 and from September 2001 to December 2001, Mr. Keller served as a consultant to various technology companies.  Mr. Keller holds a Bachelor of Science degree from Cornell University and a Masters of Business Administration degree from the University of California, Berkeley.  Mr. Keller brings executive and financial experience to our Board, as well as significant knowledge of technology companies.  He is also an “audit committee financial expert” as that term is defined in applicable SEC rules.

Nancy J. Schoendorf has served on our Board of Directors since February 2004.  Ms. Schoendorf has been a managing partner with Mohr, Davidow Ventures, a venture capital firm, since June 1993.  Previously, she spent 17 years in the computer industry in management or executive positions with Sun Microsystems, Inc., a provider of network computing products and services, Software Publishing Corporation, an international supplier of business productivity software, and at Hewlett-Packard Company, a global technology company, from 1976 to 1985.  She currently serves on the boards of directors of several privately held companies.  In the past five years, Ms. Schoendorf has served on the board of directors of Agile Software Corporation.  Ms. Schoendorf holds a Bachelor of Science degree in Computer Science and Mathematics from Iowa State University and a Master of Business Administration degree from the University of Santa Clara.  Ms. Schoendorf’s experience in technology development and venture capital provides a valuable perspective to our management team and Board of Directors; particularly with respect to our product and services strategy and total compensation strategy.

Directors Continuing in Office Until the 2011 Annual Meeting

Philip A. Marineau has served on our Board of Directors since February 2007 and currently is the chairman of the Board.  Since October 2008, Mr. Marineau has been partner of LNK Partners, a private equity firm.  From 1999 to 2006, Mr. Marineau served as the President and Chief Executive Officer of Levi Strauss, & Co.  From 1997 to 1999, he served as President and Chief Executive Officer of Pepsi-Cola North America.  He currently serves on the Board of Directors of Meredith Corporation and is the chair of Meredith Corporation’s Audit Committee.  Mr. Marineau holds a Bachelor of Arts degree from Georgetown University and a Master of Business Administration degree from Northwestern University.  Mr. Marineau provides leadership to our management team and guides our Board of Directors.  Mr. Marineau’s consumer products and marketing experience provides important insight and guidance to our management team and Board of Directors and is instrumental to the development of our overall business strategy.

Brian T. Swette has served on our Board of Directors since September 2009. Mr. Swette has served as a director of Burger King Holdings, Inc., the world’s second largest fast food hamburger restaurant chain, since 2002 and became Burger King’s Non-Executive Chairman in 2006.  Previously, he served as the Chief Operating Officer of eBay Inc., an online commerce company, from 1998 to 2002. Prior to eBay, Mr. Swette was Executive Vice President and Chief Marketing Officer of Pepsi-Cola.  Mr. Swette currently serves on the board of directors of Jamba, Inc., as well as on the boards of directors of several privately held companies.  During the past five years, Mr. Swette has served on the boards of directors of Theladders.com, Care.com and FRS.com.  Mr. Swette holds a Bachelor of Science degree in Economics from Arizona State University.  Mr. Swette brings to the Board his executive and management experience as well as significant knowledge of Internet companies and consumer industries.  In addition to his marketing skills, Mr. Swette’s experience building fast-growth e-commerce businesses brings a unique and relevant perspective to our Board of Directors and management.

Directors Continuing in Office Until the 2012 Annual Meeting

Jeffrey T. Housenbold has served as our President, Chief Executive Officer and a director since January 2005.  Prior to joining Shutterfly, Mr. Housenbold served as Vice President of Business Development and Internet Marketing at eBay Inc., an online marketplace for the sale of goods and services, from January 2002 to January 2005.  Previously, he was the Vice President & General Manager, Business-to-Consumer Group at eBay from June 2001 to January 2002, and served as Vice President, Mergers & Acquisitions at eBay from March 2001 to June 2001.  Mr. Housenbold holds Bachelor of Science degrees in Economics and Business Administration from Carnegie Mellon University and a Master of Business Administration degree from the Harvard Graduate School of Business Administration.  During his tenure at Shutterfly, Mr. Housenbold has led Shutterfly through a period of dramatic transformation and revitalization, continued market share gains and sustained revenue growth.  Mr. Housenbold has spent more than 20 years in the consumer industry in senior roles at large, complex companies.  Mr. Housenbold’s knowledge of all aspects of our business, combined with his drive for innovation and excellence, position him well to serve as our President and Chief Executive Officer and member of the Board of Directors.

James N. White has served on our Board of Directors since November 2005.  Mr. White has been a managing director at Sutter Hill Ventures, a venture capital firm, since October 2000.  Mr. White previously held senior executive positions at Macromedia, Inc., a software developer; Silicon Graphics, Inc., a provider of graphical computing workstations; and Hewlett-Packard Company.  Mr. White serves on the Board of Directors of numerous privately held companies.  Mr. White holds a Bachelor of Science degree in Industrial Engineering from Northwestern University and a Master of Business Administration degree from the Harvard Graduate School of Business Administration.  Mr. White’s experience with technology development and consumer products companies provides our Board of Directors with valuable insight into key components of our business strategy.  In addition, Mr. White’s venture capital experience provides important contributions to our Audit Committee and enhances our Audit Committee’s effectiveness.

Stephen J. Killeen has served on our Board of Directors since February 2007.  Mr. Killeen has been the Chief Executive Officer of The CarbonNeutral Company, a company that acts as a complete outsource solution provider to assist corporations in reducing their Green House Gas Emissions, since March 2007.  From November 2002 to March 2006, Mr. Killeen served as the President and Chief Executive Officer of WorldWinner, a casual gaming company that he successfully sold to London-based Fun Technologies.  From 2001 to November 2002, he served as President of TerraLycos, the world’s fourth-largest online media property.  He has served on the Board of Directors of Switchboard, Lycos Europe, Molecular and Marketing Services Group, and Junior Achievement of New England. Mr. Killeen holds a Bachelor of Arts degree from Union College.  Mr. Killeen brings to the Board of Directors his executive and management experience as well as significant knowledge of Internet and e-commerce business models.  In addition, Mr. Killeen’s service on other public company boards provides considerable experience that contributes to our overall Board effectiveness.

There are no family relationships among any of our directors and executive officers.

Executive Officers

The following is biographical information for our executive officers as of March 24, 2010 not discussed above.

Name	Age	Position
Mark J. Rubash	52	Senior Vice President and Chief Financial Officer
Dwayne A. Black	42	Senior Vice President, Operations
Neil M. Day Jr.	42	Senior Vice President, Chief Technology Officer
Peter C. Elarde	45	Senior Vice President and Chief Marketing Officer
Douglas J. Galen	48	Senior Vice President, Business and Corporate Development
Daniel C. McCormick	44	Senior Vice President, Products and Services
Peter A. Navin	41	Senior Vice President, Human Resources

Mark J. Rubash has served as our Chief Financial Officer since November 2007.  Prior to joining Shutterfly, Mr. Rubash was the Chief Financial Officer of Rearden Commerce from August 2007 to November 2007 and previous to that, Mr. Rubash was a Senior Vice President at Yahoo! Inc. from February 2007 to July 2007.  Prior to joining Yahoo!, Mr. Rubash held various senior positions at eBay Inc. from February 2001 to July 2005.  From January 2000 to November 2000, Mr. Rubash was the Chief Financial Officer at Critical Path, Inc.  From October 1987 to January 2000, Mr. Rubash was an audit partner at PricewaterhouseCoopers, LLP, where he served as the Global Leader for their Internet Industry Practice and Practice Leader for their Silicon Valley Software Industry Practice.  Mr. Rubash received his Bachelor of Science degree in Accounting from California State University, Sacramento.  Mr. Rubash is currently a member of the Board of Directors of Intuitive Surgical, Inc., a provider of advanced surgical systems, Line 6, Inc., a privately-held music products manufacturer and Iron Planet, Inc. a privately-held e-commerce marketplace for heavy equipment.

Dwayne A. Black has served as our Senior Vice President, Operations since February 2007.  Prior to joining Shutterfly, Mr. Black held multiple positions at Banta Corporation, a leading provider of printing and digital imaging solutions to publishers and direct marketers owned by RR Donnelley, including Vice President of Operations, from 1994 to 2006.  Mr. Black attended the Engineering program at Purdue University.

Neil M. Day Jr. has served as our Senior Vice President, Chief Technology Officer since May 2009.  He joined Shutterfly from Sears Holdings, where he served as Senior Vice President and Chief Technology Officer from December 2007 to May 2009. Prior to Sears Holdings, from May 2005 to December 2007, Mr. Day was Co–Founder and Chief Executive Officer of MediaMaster, Inc., a digital music and video company.  Mr. Day was Senior Vice President and Chief Technology Officer at Velosel from 2003 to May 2005.  Prior to Velosel, from 2000 to 2003, Mr. Day served as Senior Vice President and Chief Technology Officer for Walmart.com, the online store of Wal-Mart Stores, Inc. and Chief Technology Officer of Homewarehouse.com from 1999 to 2003.  Mr. Day received his Bachelors Degree in Cognitive Science from the University of Rochester.

Peter C. Elarde has served as our Senior Vice President and Chief Marketing Officer since March 31, 2009.  Mr. Elarde joined Shutterfly in 2001 and served as Vice President of the Services Business from June 2008 to March 2009 and Vice President of Product Marketing from 2001 to June 2008.  Prior to joining Shutterfly, Mr. Elarde was Vice President of Product Development for Achieva.com, a provider of online college prep programs, from March 2001 to September 2001.  From 1994 to 2000 he held various positions with Tom Snyder Productions, an educational software publisher, including Vice President of Marketing and Sales.  Mr. Elarde holds a Bachelor of Science degree in Electrical Engineering from Yale College and a Master of Business Administration degree from Stanford University.

Douglas J. Galen has served as our Senior Vice President, Business and Corporate Development since March 2005.  Prior to joining Shutterfly, Mr. Galen served as President of Fourth Fleet Financial Inc., an auto finance company, from March 2004 to March 2005, as Vice President of New Ventures for eBay from April 2001 to March 2004, and Vice President of Sales and Business Development for E-LOAN, Inc., a provider of loans, lines of credit and credit card referrals, from June 1997 to December 2000.  Mr. Galen serves on the Board of Directors of Positive Coaching Alliance.  He holds a Bachelor of Arts degree in Economics and a Master of Business Administration degree in Real Estate and Finance from the University of California, Berkeley.

Daniel C. McCormick joined Shutterfly in March 2005 as Senior Director of Business and Corporate Development. Since March 2009, Mr. McCormick has served as our Vice President and General Manager of Products and Services, responsible for driving the overall strategic direction of Shutterfly’s consumer facing businesses. Prior to that, from July 2006 to June 2007, he served as our Vice President of Strategy and Corporate Development, and from July 2007 to March 2009 as our Vice President and General Manager of Products. Before joining Shutterfly, from 1997 to 2003 he held various positions at Network Appliance, a provider of data storage and management products, including Director of Product Marketing, Director of Corporate Development, and Director of Finance.  Prior to his tenure with Network Appliance, Mr. McCormick was a Senior Analyst in the Strategy Group at Accenture from 1996 to 1997.  He holds a Master of Business Administration degree from Harvard Graduate School of Business Administration and a Bachelor of Science degree from Babson College.

Peter A. Navin joined Shutterfly in January 2008 as Vice President, Human Resources. Since March 2010, he has served as our Senior Vice President, Human Resources.  Previously, from 2003 to January 2008, Mr. Navin served as Vice President of Human Resources of Electronic Arts, a video game software and content company. Prior to Electronic Arts, he was an independent consultant from 2002 to 2003 and served as Vice President of Corporate Operations and Human Resources at ChemConnect, a venture-backed Internet-based company from 2000 to 2002. Previously, Mr. Navin was Vice President, Human Resources at Brown Brothers Harriman & Co. from 1998 to 2000, Vice President, Human Resources of First Physician Care, Inc. from 1994 to 1998, and Human Resources Generalist at Blue Cross Blue Shield of Massachusetts from 1990 to 1994.  Mr. Navin holds a Bachelor of Arts degree in American History from the Catholic University of America.

Independence of the Board of Directors and its Committees

As required under The NASDAQ Stock Market listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board.  Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Shutterfly, Inc., our senior management and our independent registered public accounting firm, our Board of Directors believes that six of our directors are independent as required by the rules of The NASDAQ Stock Market: Philip A. Marineau, Eric J. Keller, Stephen J. Killeen, Nancy J. Schoendorf, Brian T. Swette and James N. White.

As required under applicable NASDAQ listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.  All of the committees of our Board of Directors are comprised entirely of directors determined by the Board to be independent within the meaning of applicable NASDAQ listing standards.

Information Regarding the Board of Directors and its Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Governance Committee.  The following is membership and meeting information for each of these committees during the fiscal year ended December 31, 2009, as well as a description of each committee and its functions.

Name	Audit Committee		Compensation Committee		Governance Committee
Eric J. Keller	X	*
Stephen J. Killeen			X		X	*
Philip A. Marineau(1)	X
Nancy J. Schoendorf(2)			X	*	X
Brian T. Swette(3)	X
James N. White	X				X
Total meetings in fiscal year 2009	9		8		2

*       Committee Chairperson

(1) Upon Ms. House’s departure from our Board of Directors, the Board of Directors appointed Mr. Marineau as a member of the Audit Committee until December 16, 2009.
(2) Upon Ms. House’s departure from our Board of Directors, the Board of Directors appointed Ms. Schoendorf as chair of the Compensation Committee.
(3) Upon Mr. Swette’s appointment to the Board of Directors on September 8, 2009, the Board of Directors appointed Mr. Swette as a member of the Audit Committee.

Audit Committee

The Audit Committee operates pursuant to a written charter that is available on our website at http://www.shutterfly.com.  The Audit Committee oversees the integrity of our accounting and financial reporting process and the audits of our financial statements.  Among other matters, the Audit Committee is directly responsible for the selection, compensation, retention and oversight of our independent registered public accounting firm; reviewing our independent registered public accounting firm’s continuing independence; approving the fees and other compensation to be paid to our independent registered public accounting firm; pre-approving all audit and non-audit related services provided by our independent registered public accounting firm; reviewing and discussing with management and our independent registered public accounting firm the results of the quarterly and annual financial statements; reviewing and discussing with management and our independent registered public accounting firm our selection, application and disclosure of our critical accounting policies; discussing with our independent registered public accounting firm both privately and with management the adequacy of our accounting and financial reporting processes and systems of internal control; reviewing any significant deficiencies and material weaknesses in the design or operation of the internal control over financial reporting; and annually reviewing and evaluating the composition and performance of the Audit Committee, including the adequacy of the Audit Committee charter.

The current members of our Audit Committee are Eric J. Keller, who is the chair of the Audit Committee, Brian T. Swette and James N. White.  Mr. Swette joined the Board of Directors and the Audit Committee on September 8, 2009.  We believe that each of Mr. Keller, Mr. Swette and Mr. White is an “independent director” under the applicable rules and regulations of the SEC and the NASDAQ Stock Market.  Mr. Keller is our Audit Committee financial expert, as defined under applicable SEC rules.  We believe that each member of our Audit Committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the NASDAQ Stock Market.

Compensation Committee

The Compensation Committee operates pursuant to a written charter that is available on our website at http://www.shutterfly.com.  The Compensation Committee evaluates, recommends and approves arrangements, plans, policies and programs relating to compensation and benefits of our officers and employees.  Among other matters, the Compensation Committee is responsible for annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers; evaluating the performance of these officers in light of those goals and objectives and setting the compensation of these officers based on such evaluations; administering and interpreting our cash and equity-based compensation plans; annually reviewing and making recommendations to the Board of Directors with respect to all cash and equity-based incentive compensation plans and arrangements; and annually reviewing and evaluating the composition and performance of the Compensation Committee, including the adequacy of the Compensation Committee charter.  The Compensation Committee engages outside consultants to provide compensation data and consulting services.  In 2009, such experts included Towers Watson (formerly Towers Perrin).  The Compensation Committee has delegated authority to our Chief Executive Officer to grant equity awards for up to 35,000 stock options and 14,000 restricted stock units annually to individual employees, who are not directors of the company or executive officers.

The agenda for meetings of the Compensation Committee is determined by its chair with the assistance of our Chief Executive Officer, Chief Financial Officer and Senior Vice President, Human Resources.  Compensation Committee meetings are regularly attended by the Chief Executive Officer, the Chief Financial Officer, the Senior Vice President, Human Resources and Vice President, Legal.  The Compensation Committee’s chair reports the Committee’s recommendations on executive compensation to the Board.  The Compensation Committee reviews the total fees paid to outside consultants to ensure that the consultant maintains its objectivity and independence when rendering advice to the Committee.

The current members of our Compensation Committee are Nancy J. Schoendorf, who is the chair of the Compensation Committee, and Stephen J. Killeen.  We believe that each of Ms. Schoendorf and Mr. Killeen is (a) an “independent director” under the applicable rules and regulations of the NASDAQ Stock Market, (b) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and (c) an “outside director,” as that term is defined under Section 162(m) of the Internal Revenue Code of 1986.

Governance Committee

The Governance Committee operates pursuant to a written charter that is available on our website at http://www.shutterfly.com.  The Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorship and the structure and composition of our Board of Directors and committees of the Board of Directors.  Among other things, the Governance Committee is responsible for identifying, evaluating and nominating candidates for appointment or election as members of our Board of Directors; developing, recommending and evaluating a code of conduct and ethics applicable to all of our employees, officers and directors and a code applicable to our chief executive officer and a senior finance department personnel; recommending that our Board of Directors establish special committees as may be necessary or desirable from time to time; recommending policies and procedures for stockholder nomination of directors and annually reviewing and evaluating the composition and performance of the Governance Committee, including the adequacy of the Governance Committee charter.

  The current members of our Governance Committee are Stephen J. Killeen, who is the chair of the Governance Committee, James N. White and Nancy J. Schoendorf.  We believe that each of Mr. Killeen, Mr. White and Ms. Schoendorf is an “independent director” under the applicable rules and regulations of the NASDAQ Stock Market.

In considering whether to recommend any candidate for inclusion in the Board's slate of recommended director nominees, including candidates recommended by shareholders, the Board of Directors considers the Board’s diversity.  The Board seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds.  Nominees for directors are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.  Other characteristics considered by our Governance Committee include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders.

Our Board of Directors and each of its committees engage in an annual self-evaluation process. As part of that process, directors, including our President and Chief Executive Officer, provide feedback on, among other things, whether the Board has the right set of skills, experience and expertise. This evaluation encompasses a consideration of diversity as described above

The Governance Committee will consider director candidates recommended by stockholders.  The Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above and based on whether or not the candidate was recommended by a stockholder.  Stockholders who wish to recommend individuals for consideration by the Governance Committee to become nominees for election to the Board at an annual meeting of stockholders must do so in accordance with the procedures set forth in “When are stockholder proposals due for next year’s Annual Meeting?” in this proxy statement.  Each submission must set forth: the name and address of the stockholder on whose behalf the submission is made; the class and number of our shares that are owned beneficially by such stockholder as of the date of the submission; and the candidate’s written consent to being named in such proxy statement as a nominee and to serving as a director if elected.  Stockholders’ nominations of directors must be addressed to Corporate Secretary, Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, CA 94065.  To date, the Governance Committee has not received a director nominee from a stockholder or stockholders holding more than five percent of our voting stock.

Board Leadership Structure

The business of the company is managed under the direction of the Board, which is elected by the company’s stockholders. The basic responsibility of the Board is to lead the company by exercising its business judgment to act in what each director reasonably believes to be the best interests of Shutterfly and its stockholders. Leadership is important to facilitate the Board acting effectively as a working group so that the company and its performance may benefit. The role of the Chairman of the Board includes leading the Board in its annual evaluation of the Chief Executive Officer (in conjunction with the recommendations of the Compensation Committee), providing continuous feedback on the direction, performance and strategy of the company, serving as Chair of regular and executive sessions of the Board, setting the Board’s agenda with the Chief Executive Officer, and leading the Board in anticipating and responding to crises. At this time, our Board is led by an independent Chairman, Mr. Philip A. Marineau. Our Chief Executive Officer, Mr. Housenbold, is the only member of the Board who is not an independent director. We believe that this leadership structure facilitates the accountability of our Chief Executive Officer to the Board of Directors and strengthens the Board’s independence from management. In addition, given the composition of the company’s Board, the effective interaction between Mr. Marineau, as Chairman, and Mr. Housenbold, as Chief Executive Officer, and the current challenges faced by the company, the Board believes that having separate positions for the Chief Executive Officer and Board Chairman provides the company with the right foundation to pursue the company’s strategic and operational objectives, while maintaining effective oversight and objective evaluation of the performance of the company.

Board of Directors’ Role in Risk Oversight

Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material operational, financial, compensation and compliance risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for reviewing with management the company’s major financial risk exposures and the steps management has taken to monitor such exposures, including the company’s procedures and any related policies, with respect to risk assessment and risk management.   For example, our Chief Financial Officer reports to the Audit Committee on a regular basis with respect to compliance with our risk management policies. The Audit Committee also performs a central oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled meeting of the Board.  The Compensation Committee considers risk in connection with its design of compensation programs for our executives. The Governance Committee annually reviews the company’s corporate governance guidelines and their implementation.  Each committee regularly reports to the Board.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board of Directors met five (5) times during the last fiscal year.  During 2009, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served.

We encourage all of our directors and nominees for director to attend our Annual Meeting of stockholders.  All of our directors and nominees attended our 2009 Annual Meeting of the stockholders.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board, such correspondences should be sent to the attention of the company’s Secretary, at 2800 Bridge Parkway, Redwood City, California 94065.  The company’s Secretary will forward the communication to the Board members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised entirely of independent directors.  None of the members of our Compensation Committee has at any time been one of our officers or employees.  None of our executive officers serves or in the past has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving on our Board of Directors or our Compensation Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Conduct and Ethics that applies to all of our officers, directors and employees.  We have also adopted an additional written code of ethics, the Code of Conduct and Ethics for Chief Executive Officer and Senior Finance Department Personnel, that applies to our principal executive officer, principal financial officer, principal accounting officer, controller and other employees of the finance department designated by our Chief Financial Officer.  These codes are available on our website at http://www.shutterfly.com.  If we make any substantive amendments to the codes or grant any waiver from a provision of the codes to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by NASDAQ listing standards or applicable law.

PROPOSAL NO. 2
APPROVAL TO AMEND OUR 2006 EQUITY INCENTIVE PLAN

Proposal

At the annual meeting, the stockholders will be asked to approve (i) an increase of the maximum number of shares of common stock that may be issued under the Shutterfly 2006 Equity Incentive Plan (the “2006 Plan”) such that the number of shares will automatically increase as follows: (x) on January 1, 2011 by three and one-half percent (3.5%) of the number of shares issued and outstanding under the 2006 Plan on December 31 immediately prior to the date of increase; (y) on January 1, 2012 by three and three tenths percent (3.3%) of the number of shares issued and outstanding under the 2006 Plan on December 31 immediately prior to the date of increase and (z) on January 1, 2013 by three and one tenth percent (3.1%) of the number of shares issued and outstanding under the 2006 Plan on December 31 immediately prior to the date of increase  and (ii) certain additional changes that ensure compliance with Section 162(m) of the Internal Revenue Code or assist with administration of the 2006 Plan. The Board of Directors believes that in order to attract, retain and motivate the best possible candidates for positions of responsibility, Shutterfly must continue to offer a competitive equity incentive program. As of March 24, 2010, only 1,196,986 shares remained available for future grants and awards under the 2006 Plan, a number that the Board believes to be insufficient to meet Shutterfly’s anticipated needs. Therefore, the Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to automatically increase the maximum number of shares of common stock issuable under the 2006 Plan as set forth above to ensure that Shutterfly will continue to have available a reasonable number of shares for its equity incentive program. We expect that the addition of these shares will be sufficient to provide a competitive equity incentive program for approximately three (3) years.

           The Board of Directors believes that the 2006 Plan serves a critical role in attracting and retaining the high caliber employees and consultants essential to our success and in motivating these individuals to strive to enhance our growth and profitability. Therefore, the Board urges you to vote to approve the amendment of the 2006 Plan.

To be approved, Proposal No. 2 requires the affirmative vote of the majority of shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting and who vote for or against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
AMENDMENT OF OUR 2006 EQUITY INCENTIVE PLAN.

Summary of the 2006 Equity Incentive Plan

The following summary of the 2006 Plan as currently in effect is qualified in its entirety by the specific language of the 2006 Plan which is set forth on Appendix A to this Proxy Statement.

Purpose.  The purpose of the 2006 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the company’s future performance through the grant of awards under the 2006 Plan.

Shares Reserved for Issuance Under the 2006 Plan. As of March 24, 2010, the total number of shares reserved for issuance under the 2006 Plan was 4,955,735 shares and approximately 320 employees and directors were eligible to participate in the 2006 Plan.  No more than 7,000,000 shares may be issued pursuant to the exercise of ISOs.  If Proposal No. 2 is approved, the number of shares reserved for issuance under the 2006 Plan will automatically increase as follows: (x) on January 1, 2011 by three and one-half percent (3.5%) of the number of shares of the Company’s common stock issued and outstanding on December 31 immediately prior to the date of increase; (y) on January 1, 2012 by three and three tenths percent (3.3%) of the number of shares of the Company’s common stock issued and outstanding on December 31 immediately prior to the date of increase and (z) on January 1, 2013 by three and one tenth percent (3.1%) of the number of shares of the Company’s common stock issued and outstanding on December 31 immediately prior to the date of increase.

In addition, shares issued under our 1999 Stock Plan that are forfeited or repurchased by us or that are issuable upon exercise of options granted under our 1999 Stock Plan that expire or become unexercisable for any reason without having been exercised in full, will be available for grant and issuance under the 2006 Plan.  The shares may be authorized but unissued or reacquired shares.  In addition, shares will again be available for grant and issuance under our 2006 Plan that are subject to (i) issuance upon exercise of any option granted under our 2006 Plan and that cease to be subject to the option for any reason other than exercise of the option; (ii) an award granted under our 2006 Plan and that is subsequently forfeited or repurchased by us at the original issue price; or (iii) an award granted under our 2006 Plan that otherwise terminates without shares being issued.   We will adjust the number of shares available for grant under the 2006 Plan (and any outstanding options and the per-person numerical limits on options) as appropriate to reflect any stock splits, stock dividends, recapitalizations or other changes to our capital structure.

Plan Administration.  The 2006 Plan is administered by our Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws.  The Compensation Committee will have the authority to construe and interpret the 2006 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2006 Plan.

Eligibility.  Employees, officers, directors, consultants, independent contractors and advisors of Shutterfly or any parent or subsidiary of Shutterfly are eligible to receive nonqualified stock options (“NQSO”)s, restricted stock awards, restricted stock units, stock bonus awards, stock appreciation rights and performance shares.  Only our employees and those of any parent or subsidiary of Shutterfly, including officers and directors who are also employees, are eligible to receive ISOs.

Awards. The Plan authorizes the award of stock options, restricted stock awards, stock appreciation rights, restricted stock units, stock bonuses and performance shares.

Annual Limit.  No person is eligible to receive more than 1,000,000 shares in any calendar year under the 2006 Plan other than a new employee of ours or a new employee of any parent or subsidiary of ours, who will be eligible to receive no more than 2,000,000 shares under the 2006 Plan in the calendar year in which the employee commences employment.

Performance Factors.  Awards granted under the 2006 Plan may be granted pursuant to performance factors.  Performance factors means the factors selected by the Compensation Committee from among the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Compensation Committee and applicable to awards have been satisfied; net revenue and/or net revenue growth; earnings per share and/or earnings per share growth; earnings before income taxes, depreciation and amortization and/or earnings before income taxes, depreciation and amortization growth; operating income and/or operating income growth; net income and/or net income growth; total stockholder return and/or total stockholder return growth; return on equity; operating cash flow return on income; adjusted operating cash flow return on income; economic value added; individual business objectives; and company specific operational metrics.

Transferability.  Generally, awards granted under the 2006 Plan may not be transferred.

Amendment or Termination.  Our Board of Directors may at any time terminate or amend the 2006 Plan in any respect, including, without limitation, amendment of any form of award agreement or instrument to be executed pursuant to the 2006 Plan; provided, however, that the Board will not, without the approval of our stockholders, amend the 2006 Plan in any manner that requires stockholder approval.  Unless earlier terminated, the 2006 Plan terminates ten years from the date it was adopted by our Board of Directors, which was June 20, 2006.

Stock Options.  The 2006 Plan provides for the grant of nonqualified stock options as well as incentive stock options, which qualify under Section 422 of the Internal Revenue Code and may be granted only to our employees or employees of any parent or subsidiary of ours.  No more than 7,000,000 shares will be issued pursuant to the grant of incentive stock options.  The grant date of an option is the date on which the Compensation Committee makes the determination to grant the option or a specified future date.  The exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of that value.  The exercise price of nonqualified stock options will be determined by our Compensation Committee at the time of grant.  Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with shares issued subject to our right of repurchase that lapses as the shares vest.  In general, options will vest over a four-year period.  The maximum term of options granted under our 2006 Plan is ten years.

Restricted Stock Awards.  A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions.  The price of a restricted stock award will be determined by the Compensation Committee.  Unless otherwise determined by the Compensation Committee at the time of award, vesting ceases on the date the participant no longer provides service to us and unvested shares are forfeited to us.

Stock Bonus Awards.  Stock bonus awards are granted as additional compensation for service and/or performance, and therefore are not issued in exchange for cash.

Stock Appreciation Rights.  Stock appreciation rights provide for a payment, or payments, in cash or shares of common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise over the stated exercise price up to a maximum amount of cash or number of shares.  Stock appreciation rights may vest based on time or achievement of performance conditions.

Restricted Stock Units.  Restricted stock units represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of such right due to termination of employment or failure to achieve certain performance conditions.  If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit agreement, we will deliver to the holder of the restricted stock unit whole of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash.

Performance Shares.  A performance share award is an award denominated in shares that are subject to performance factors that may be settled in cash or by issuance of those shares (which may consist of restricted stock).

 Effect of Corporate Transaction. In the event of a corporate transaction (as defined in the 2006 Plan) any or all outstanding awards may be assumed or substituted by the successor company.  Outstanding awards that are not assumed or substituted will expire upon the foregoing transactions on such terms and conditions as determined by our Board of Directors.  Notwithstanding the foregoing, however, awards granted to our non-employee directors will have their vesting accelerated and such awards shall become exercisable in full in the event of a corporate transaction (as defined in the 2006 Plan).

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2006 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

 Incentive Stock Options.  An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax.  Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss.  If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares.  Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as long-term or short-term capital gain or loss, depending on the holding period.

Nonqualified Stock Options.  An optionee does not recognize any taxable income at the time he or she is granted a nonqualified stock option, or NQSO.  Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price.  Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding by us.  We are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.  Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Restricted Stock.  A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the date our right of repurchase lapses (i.e. the date the award vests).  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  The participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition of the shares be a date earlier than the date our repurchase rights lapses, provided such election is made no later than 30 days after the participant acquires the shares.  Upon the sale of shares acquired pursuant to a restricted stock award pursuant to which an election pursuant to Section 83(b) of the Code has been made, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as short term or long term capital gain or loss, depending on the holding period.  Any taxable income recognized in connection with the grant of restricted stock by our employee is subject to tax withholding by us.  The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

Stock Appreciation Rights.  No taxable income is reportable when a stock appreciation right is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of the shares received, and if granted to an employee, tax withholding is generally due.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss, depending on the holding period.  The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

Stock Bonuses.  A participant generally will recognize ordinary income upon the grant of a stock bonus equal to the fair market value of our shares on the date of grant.  Such ordinary income generally is subject to withholding by us.  The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

Restricted Stock Units and Performance Shares.  A participant generally will recognize no income upon the grant of a restricted stock unit or performance share.  Upon the settlement and/or payment of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received.  If the participant is an employee, such ordinary income generally is subject to withholding taxes.  If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”).  Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value will be taxed as capital gain or loss, depending on the holding period.  The company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

The foregoing is only a summary of the effect of federal income taxation upon award recipients and us with respect to the grant and exercise of options, restricted stock units and stock appreciation rights, and the grant of stock awards under the 2006 Plan. Reference should be made to the applicable provisions of the IRC. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the 2006 Plan participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the 2006 Plan participant may reside.

Plan Benefits

The future grant of options and restricted stock units under the 2006 Plan to:

•	our Chief Executive Officer;
•	our other named executive officers;
•	all current executive officers as a group; and
•	all current employees (excluding executive officers), as a group,

are not determinable in advance because these grants are subject to the discretion of the Compensation Committee.  As discussed below, each non-employee director of our Board of Directors is entitled to an annual restricted stock unit grant valued at $100,000 face value as determined by the closing price on the date of the Annual Meeting. The Chairman of the Board is entitled to an additional annual restricted stock unit grant valued at $85,000 face value as determined on the closing price on the date of the Annual Meeting.  The Chairman of the Audit Committee is entitled to an additional annual restricted stock unit grant valued at $35,000 face value as determined on the closing price on the date of the Annual Meeting.

History of Grants Under the 2006 Plan

Our Chief Executive Officer, other named executive officers, current executive officers as a group, current non-employee directors as a group and employees (excluding executive officers and directors) as a group have been granted awards under the Plan, over the life of the Plan, through March 24, 2010, as follows:

Name and Position	Number of Underlying Awards*
Jeffrey T. Housenbold, President and Chief Executive Officer	1,066,000
Mark J. Rubash, Senior Vice President and Chief Financial Officer	201,000
Neil M. Day Jr., Senior Vice President, Technology	36,000
Peter C. Elarde, Senior Vice President and Chief Marketing Officer	134,500
Douglas J. Galen, Senior Vice President, Business and Corporate Development	224,605
All executive officers** (8 persons)	2,196,790
All non-employee directors (6 persons)	335,956
All employees (excluding executive officers)	3,318,406

    * Except for the non-employee directors, the amounts listed above include PBRSUs to Vice Presidents and above which have been granted but could not be earned until February 2011.
    ** Includes Mr. Housenbold, Mr. Rubash, Mr. Black, Mr. Day, Mr. Elarde, Mr. Galen, Mr. McCormick and Mr. Navin as our executive officers as of March 24, 2010.

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and is seeking ratification of such selection by our stockholders at the annual meeting.  PricewaterhouseCoopers LLP has audited our financial statements since 2001.  Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.  However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice.  If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Shutterfly and our stockholders.

To be approved, the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy.  Abstentions and broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table provides information regarding the fees by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2009 and 2008.  All fees described below were approved by the Audit Committee.
	Fiscal Year Ended December 31,
	2009	2008
Audit Fees	$1,229,750	$1,513,192
Tax Fees	37,400	50,000
All Other Fees	1,500	1,500
Total Fees	$1,268,650	$1,564,692

Audit Fees

Audit fees of PricewaterhouseCoopers LLP during the 2009 and 2008 fiscal years include the aggregate fees incurred for the audits of the company’s annual consolidated financial statements and the reviews of each of the quarterly consolidated financial statements included in the company’s Quarterly Reports on Form 10-Q.  The audit fees also included the audit of the effectiveness of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act.  In addition, the 2009 audit fees include fees and expenses for services related to the company’s restatement of its 2008 and 2007 audited financial statements.

Tax Fees

Tax fees include the aggregate fees billed for services rendered for tax compliance, research and development, tax advice, and tax planning.

All Other Fees

Other fees include the aggregate fees for access to online accounting and tax research software applications and data.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm.  This policy is set forth in the charter of the Audit Committee and available at www.shutterfly.com.

The Audit Committee considered whether the non-audit services rendered by PricewaterhouseCoopers LLP were compatible with maintaining PricewaterhouseCoopers LLP’s independence as the independent registered public accounting firm of the company’s consolidated financial statements and concluded they were.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION
OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 24, 2010:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors;
•	each named executive officer as set forth in the summary compensation table below; and
•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.  Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 24, 2010, are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 26,784,843 shares of our common stock outstanding on March 24, 2010.  Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, California 94065.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number	Approx. Percentage
5% Stockholders:
Wells Fargo & Company and affiliated entities (2)	3,904,370	14.6%
Daruma Asset Management and affiliated persons (3)	2,644,550	9.9%
BlackRock, Inc. (4)	1,716,396	6.4%
Wellington Management Company (5)	1,708,278	6.4%

Directors and Executive Officers:
Eric J. Keller (6)	95,147	*
Stephen J. Killeen (7)	61,829	*
Philip A. Marineau (8)	116,006	*
Nancy J. Schoendorf (9)	40,589	*
Brian T. Swette (10)	---	*
James N. White (11)	160,597	*
Jeffrey T. Housenbold (12)	1,569,923	5.9%
Mark J. Rubash (13)	203,909	*
Neil M. Day Jr. (14)	---	*
Peter C. Elarde (15)	83,410	*
Douglas J. Galen (16)	122,848	*

All 14 directors and executive officers as a group (17)	2,673,061	10.0%
______________________________________

*         Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)
Represents shares of the company’s common stock held and options and other equity awards held by such individuals that were exercisable or payable within 60 days of March 24, 2010.  Reported numbers do not include options, restricted stock units or performance-based restricted stock units that vest more than 60 days after March 24, 2010.  Restricted stock units and performance-based restricted stock units are awards granted by the company and payable, subject to vesting requirements, in shares of the company’s common stock.

(2)
Wells Fargo & Company, including its wholly-owned subsidiaries Wells Capital Management Incorporated, Wells Fargo Funds Management LLC, Wells Fargo Bank, N.A.  and Wachovia Bank National Association, stated in its Schedule 13G/A filing with the SEC on January 29, 2010 that, of the 3,904,370 shares beneficially owned, it has (a) sole voting power with respect to 2,898,289 shares, (b) no shared voting power, (c) sole dispositive power with respect to 3,892,705 shares and (d) shared dispositive power with respect to 57 shares.  According to the 13G/A filing, the address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94163.  Wells Capital Management Incorporated, a wholly-owned subsidiary of Wells Fargo & Company and an investment advisor registered under the Investment Advisers Act of 1940, stated that of the aggregate 3,820,104 shares beneficially owned, it has (a) sole voting power with respect to 1,014,461 shares and (b) sole dispositive power with respect to 3,820,104 shares.  According to the 13G/A filing, the address of Wells Capital Management Incorporated is 525 Market Street, San Francisco, CA 94105.  Wells Fargo Funds Management LLC, a wholly-owned subsidiary of Wells Fargo & Company and an investment advisor registered under the Investment Advisers Act of 1940, stated that of the aggregate 1,841,507 shares beneficially owned, it has (a) sole voting power with respect to 1,841,507 shares and (b) sole dispositive power with respect to 14,140 shares.  According to the 13G/A filing, the address of Wells Capital Management Inc. is 525 Market Street, San Francisco, CA 94105.

(3)
Daruma Asset Management, Inc. (“Daruma”) and Mariko O. Gordon stated in Schedule 13G/A filed with the SEC on March 9, 2010 that the 2,644,550 shares are beneficially owned by one or more investment advisory clients whose accounts are managed by Daruma, and that Daruma and Daruma’s principal stockholder Mariko O. Gordon may be deemed to be the beneficial owners of the shares for purposes of Rule 13d-3 under the Securities Exchange Act of 1934.  Of the 2,644,550 shares, Daruma has (a) sole voting power over 1,044,300 shares and (b) sole dispositive power over 2,644,550 shares.  According to the 13G filing, the address of each of Daruma and Mariko O. Gordon is 80 West 40th Street, 9th Floor, New York, NY 10018.  Daruma and Mariko O. Gordon each disclaims beneficial ownership in any of the 2,644,550 shares.

(4)
BlackRock Inc. stated in Schedule 13G filed with the SEC on January 29, 2010 that of the 1,716,396 shares beneficially owned, it has (a) sole voting power over 1,716,396 shares and (b) sole dispositive power over 1,716,396 shares.  According to the 13G filing, the address of BlackRock Inc. is 40 East 52nd Street, New York, NY 10022.

(5)
Wellington Capital Management, LLP stated in its Schedule 13G/A filing with the SEC on February 12, 2010, that of the 1,708,278 shares beneficially owned, it has (a) sole voting power with respect to none of the shares; (b) shared voting power with respect to 1,283,600 shares; (c) sole dispositive power with respect to none of the shares and (d) shared dispositive power with respect to 1,708,278 shares.  According to the 13G/A filing, the address of Wellington Capital Management is 75 State Street, Boston, MA 02109.

(6)	Consists of 90,181 shares subject to options that are exercisable within 60 days of March 24, 2010 and 4,966 restricted stock units that are eligible for vesting within 60 days of March 24, 2010.

(7)	Consists of 59,406 shares subject to options that are exercisable within 60 days of March 24, 2010 and 2,423 restricted stock units that are eligible for vesting within 60 days of March 24, 2010.

(8)
Consists of 3,000 shares in which Mr. Marineau has sole voting and dispositive power, 104,406 shares subject to options that are exercisable within 60 days of March 24, 2010 and 8,600 restricted stock units that are eligible for vesting within 60 days of March 24, 2010.

(9)
Consists of 31,500 shares in which Ms. Schoendorf has sole voting and dispositive power, 6,666 shares subject to options exercisable within 60 days of March 24, 2010, and 2,423 restricted stock units that are eligible for vesting within 60 days of March 24, 2010.  The address of Ms. Schoendorf is 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, CA 94025.

(10)	Mr. Swette joined Shutterfly as a member of the Board of Directors on September 8, 2009 and has not yet vested into any of his equity grants.

(11)
Consists of (a) 57,055 shares held by Sutter Hill Ventures, a California Limited Partnership (“SHV”), (b) 1,684 shares held by SHV Profit Sharing Plan for the benefit of James N. White, (c) 32,769 shares held by James N. White and Patricia A. O’Brien as Trustees of The White Family Trust U/A/D 4/3/97, (d) 66,666 shares subject to options that are exercisable within 60 days of March 24, 2010 and (e) 2,423 restricted stock units that are eligible for vesting within 60 days of March 24, 2010.  Mr. White has shared voting and investment power with respect to the shares held by SHV, sole voting and investment power with respect to the shares held by SHV Profit Sharing Plan for the benefit of James N. White and shared voting and investment power with respect to the shares held by The White Family Trust.  Mr. White disclaims beneficial ownership of the shares held by SHV and The White Family Trust except to the extent of his individual pecuniary interest in SHV and The White Family Trust.  The address of SHV and Mr. White is 755 Page Mill Road, Suite A-200, Palo Alto, CA 94304-1005.

(12)	Consists of 112,611 shares in which Mr. Housenbold has sole voting and dispositive power and 1,457,312 shares subject to options that are exercisable within 60 days of March 24, 2010.

(13)	Consists of 40,784 shares in which Mr. Rubash has sole voting and dispositive power and 163,125 shares subject to options that are exercisable within 60 days of March 24, 2010.

(14)	Mr. Day joined Shutterfly on May 18, 2009 and currently has no shares subject to options that are exercisable or restricted stock units that are eligible for vesting within 60 days of March 24, 2010.

(15)	Consists of 35,598 shares in which Mr. Elarde has sole voting and dispositive power and 47,812 shares subject to options that are exercisable within 60 days of March 24, 2010.

(16)	Consists of 25,974 shares in which Mr. Galen has sole voting and dispositive power and 96,874 shares subject to options that are exercisable within 60 days of March 24, 2010.

(17)
For the executive officers, this group includes Mr. Housenbold, Mr. Rubash, Mr. Black, Mr. Day, Mr. Elarde, Mr. Galen, Mr. McCormick and Mr. Navin as of March 24, 2010.  Includes 1,960,422 shares subject to options that are exercisable within 60 days of March 24, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied, with the exception of a Form 4 for Brian T. Swette, which was filed on March 18, 2010 for a transaction that occurred on September 8, 2009.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides qualitative information and context for the information presented in the Summary Compensation table and other tables and narrative that follow.  This section describes (1) the objectives and philosophy underlying our executive compensation policies and decisions; (2) the primary elements of our executive compensation program; (3) the process by which we establish executive compensation programs and awards; (4) our 2009 compensation programs and awards earned under those programs by our Chief Executive Officer, Chief Financial Officer and the other executive officers  listed in the Summary Compensation tables below (collectively, our “named executive officers”); and (5) the reasons for our decisions regarding the compensation for our named executive officers.  The Compensation Committee of our Board of Directors (the “Committee”) plays an active role in all aspects of executive compensation.

For additional information on the broader market factors that influenced the Committee’s decisions relating to 2009 executive compensation, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2009.

Compensation Objectives and Corporate Philosophy

The objective of our executive compensation program is to attract, motivate and retain the exceptional leaders we need to drive shareholder value, fulfill our vision and mission, uphold our company values and achieve our corporate goals.  These elements and our specific compensation objectives are more fully described below.

•	Our Vision: Our vision is to make the world a better place by helping people share life’s joy.

•	Our Mission: Our mission is to build an unrivaled service that enables deeper, more personal relationships between our customers and those who matter most in their lives.

•
Our Values:  We passionately pursue excellence in everything we do.  We inspire customers and each other to be creative and to achieve more than was thought possible.  We act as owners of Shutterfly, doing the right thing proactively, decisively and based on facts.  We are committed to supporting each other and providing great service, quality and value to our customers.  We treat each other and our customers as we would want to be treated.

•
Our Corporate Goals:  Each year, we establish overall corporate financial and non-financial goals as an integral part of our strategy to improve company performance and increase shareholder value.  Our executive compensation programs and decisions are designed to create incentives for outstanding execution and to reward employees for their contributions towards achieving such goals.  The specific goals, and their relationship to executive compensation, are discussed more fully below.

Our executive compensation programs are specifically designed to:

•	Attract Top Talent. Attract executives who have the skills and experience necessary to achieve our corporate goals.

•	Retain High Performers. Retain executives who continue to perform at a high level.

•
Engage Individuals through Pay-for-Performance.  Reinforce a sense of ownership, urgency and overall entrepreneurial spirit among executives by rewarding them fairly over time, and by linking a significant portion of their compensation in excess of base salary to achievement of measurable corporate and individual performance objectives.

•	Be Competitive to Market. Be competitive with compensation paid by companies in the same market for executive talent.

Our Compensation Philosophy

Our compensation philosophy provides the guiding principles for structuring compensation programs that meet the objectives outlined above.

•
Compensation Should Reflect our Pay-for-Performance Culture.  A core element of our compensation philosophy is our belief that pay should be directly linked to performance.  Accordingly, a significant portion of executive compensation is contingent on, and varies based on, growth in shareholder value, achievement of our corporate performance goals, as well as individual contributions to our success.

•
Compensation Level and Mix Should Reflect Responsibility and Accountability.  Total compensation is higher for individuals with greater responsibility, greater ability to influence achievement of our corporate goals and greater accountability for those goals.  As responsibility increases, a greater portion of the executive’s total compensation is performance-based pay, contingent on the achievement of company and individual performance objectives.  Performance-based cash bonuses and equity-based compensation is appropriately higher for executives with higher levels of responsibility and accountability for results. Our Committee also uses discretion to evaluate achievement of our performance goals.

•
Compensation Should Enhance Shareholder Value.  Compensation should create management incentives to achieve short-term results in a manner that also supports our long-term profitability and success for our shareholders.  Performance-based cash bonuses create incentives for achieving results that enhance shareholder value in the short term, while equity awards serve to align the interests of our executives with our shareholders over a longer time frame.  Our compensation policies and practices, such as the mix of compensation elements and overall limits on incentive pay, are designed to balance short- and long-term interests, and thus prevent creating incentives which could result in individuals taking inappropriate risks that would have a material adverse effect on the company.

Elements of Compensation

Our current executive compensation program has three primary components:

•	Base salary

•	Performance-based cash bonuses

•	Equity awards

We have selected these elements based on the following beliefs:  1) they are consistent with other programs in our talent market and allow us to effectively compete for highly-qualified talent; 2) each element supports achievement of one or more of our compensation objectives; and 3) that together, these elements have been and will continue to be effective.  We view the three primary elements of executive compensation as related, but distinct, components of our total compensation program.  We do not believe that total compensation should be derived from one component, or that significant compensation from one component should negate or reduce compensation from other components.

Executive officers are also eligible to participate in our other employee benefit plans on the same basis as all other employees. We do not have separate or enhanced benefit programs for our officers.  These programs include medical, dental, and vision insurance. Group life, accidental death and dismemberment, short- and long-term disability, and business travel accident insurance are provided at no cost to all eligible employees.  We also provide an employee assistance program, flexible spending accounts and 401(k) plan.

We regularly assess our total compensation programs and periodically make adjustments as appropriate to remain competitive in our talent market.  The Committee determines the appropriate level for each compensation element based primarily on: 1) competitive benchmarking; 2) internal consistency; and 3) our achievement of corporate and individual goals.

Our CEO and other executive officers, including each of the named executive officers, have a higher percentage of at-risk compensation relative to other Shutterfly employees.  This performance-based structure creates opportunities for higher compensation with strong company and individual performance and lower compensation at lower performance levels.  The Committee believes that the more senior an executive, the more his or her compensation should be “at risk.”  “At risk” means the executive will not realize full value unless performance goals, the majority of which are determined by reference to individual and company performance, are achieved (for bonuses), or our stock price maintains or appreciates in value (for equity grants).  We believe this approach is appropriate because our executive officers have the greatest influence on Shutterfly’s performance.

Compensation Analysis Framework: Overview of the Executive Compensation Process

Role of the Compensation Committee

The Committee, among other responsibilities, sets Shutterfly’s overall compensation philosophy and reviews and approves our compensation programs, including the specific compensation of our CEO and for all of our executive officers, including our named executive officers.  The Committee, which has the authority to retain special counsel and other experts, including compensation consultants, has retained Towers Perrin and Fenwick & West, LLP to support their responsibilities in determining executive compensation and related programs.

While the Committee determines Shutterfly’s overall compensation philosophy and sets the compensation of our CEO and other executive officers, it looks to its compensation consultant and special counsel, as well as to our CEO, CFO, SVP of Human Resources and executive compensation staff to make recommendations with respect to specific compensation decisions.  The Committee makes all final decisions regarding compensation (including salary and bonus levels and specific bonus and equity awards).  The Committee meets on a regular, scheduled basis and at other times as needed.

The Committee conducts an annual review of our executive officers’ compensation to assess whether compensation programs and decisions: 1) are aligned with our vision, mission, values and corporate goals; 2) provide appropriate short-term and long-term incentives and motivation to our executive officers; and 3) are competitive with compensation for comparable officers in companies with which we compete for executive talent.  In its review, the Committee considers internally-developed information as well as external compensation benchmarking data.

The Committee evaluates the performance of the CEO each year and makes all decisions regarding salary adjustments, bonus payments and equity awards based in part on the analysis provided by our compensation consultant, Towers Perrin.  Our CEO is not present during any of the discussions between the Committee and Towers Perrin regarding his compensation.

Based upon established individual objectives, our CEO annually evaluates the performance of each named executive officer other than himself.  He makes recommendations based on his subjective evaluation of performance to the Committee regarding salary adjustments for the current year, as well as performance-based bonus awards and equity awards based on company performance and individual performance during the preceding year.  The Committee, in its sole discretion, determines whether to accept, modify or reject any recommended compensation adjustments or awards to executive officers. The Committee does not weight goals in any predetermined manner, nor does it apply any formulas in these discretionary adjustments.

Our Peer Group and Executive Compensation Benchmarking

During 2009, the Committee reviewed and approved a proposal from Towers Watson to adjust the peer group based upon the significant changes to the existing peer group that arose from a number of factors, including acquisitions or mergers involving peer companies and peer companies filing for bankruptcy.  When determining the composition of an appropriate peer group, among other things, the Committee considered companies with comparable e-commerce business models, a consumer products and/or business services focus, similar operating histories and similar revenues and market capitalization levels.  We used these criteria because these companies are in similar industries, have similar complexities and growth attributes, and have their primary sales channels via the Internet.  The specific companies were selected primarily based on targeted similar annual revenues (average of $527M) and market capitalization (average of $762M).  Based on these criteria, the Committee agreed upon the following peer group of 19 of publicly-traded Internet Retail, Internet Software & Services, Application Software and Commercial Printing companies:

1-800 Flowers.com, Inc.	BIDZ.com, Inc.	Blue Nile, Inc.	Drugstore.com, Inc.	GSI Commerce, Inc.
InnerWorkings, Inc.	The Knot, Inc.	Move, Inc.	Netflix, Inc.	OpenTable, Inc.
Orbitz Worldwide, Inc.	Overstock.com, Inc.	Ticketmaster Entertainment, Inc.	TiVo, Inc.	United Online, Inc.
US Auto Parts Network, Inc.	VistaPrint NV.	Vitacost.com, Inc.	WebMD Health Corp.

As a result of this review, the following companies were removed from the peer group: Audible, Inc., Autobytel, Inc., Bankrate, Inc., CNET Networks, Inc., Digital River, Inc., Loopnet, Inc., Omniture, Inc., Red Envelope Inc. and Salesforce.com, Inc., and the following companies were added to the peer group: BIDZ.com, Inc., OpenTable, Inc., Orbitz Worldwide, Inc., Ticketmaster Entertainment, Inc., US Auto Parts Network, Inc., and Vitacost.com, Inc.

The Committee reviewed the executive compensation peer group data prepared by Towers Watson.  The peer group data was compiled from public regulatory filings and from the 2009 Radford Executive Compensation Survey.

A comparison of the peer group data (the “Competitive Data”) to the company’s existing executive compensation programs identified the following variations:

•	Base pay levels for named executive officers (including the CEO) were at approximately 40th percentile of the Competitive Data;

•	Short-term incentive targets for named executive officers (excluding the CEO) were significantly below the 50th percentile of the Competitive Data;

•	The short-term incentive target for the CEO was at the 50th percentile of the Competitive Data;

•	Long-term incentives for named executive officers (including the CEO) were generally competitive with the Competitive Data 75th percentile; and

After reviewing the Competitive Data, the Committee decided to maintain the following intended target positioning regarding competitive executive officer compensation:

•	Target base salaries at approximately the 50th percentile of the Competitive Data;

•	Target annual bonus levels between the 50th and 75th percentile of the Competitive Data; and

•	Target executive officer annual equity award values between the 50th and 75th percentile of the Competitive Data.

The Committee believes achieving these compensation objectives will allow us to attract and retain the exceptional leaders needed to fulfill our vision and mission, uphold our company values and achieve our corporate goals.  In addition, the Committee believes these percentiles are consistent with our philosophy of ensuring that compensation decisions promote both the short-term and long-term interests of our shareholders.  In instances where an executive officer is uniquely critical to our success, the Committee may establish compensation levels in excess of these targeted percentiles.

Base Salaries

The Committee sets executive base salaries at levels it believes will enable us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall corporate goals.  In determining base salaries, the Committee considers each executive’s qualifications and experience, scope of responsibilities and future potential, the goals established for the executive, the executive’s past job performance and our targeted base salary position with respect to the Competitive Data.

Performance-Based Cash Bonuses

Our bonus program rewards executives for individual performance and contributing to the achievement of overall corporate financial and non-financial objectives.  We use cash bonuses to reward performance with measurement periods of up to one year.  Generally, the Committee establishes financial targets so that the relative difficulty of achieving such targets is roughly consistent from period to period.  Over the past several years, the company’s performance has ranged from exceeding the corporate financial targets, to meeting the targets and failing to achieve the targets.  The performance of individual executives, as well as all named executive officers as a group has also varied from year to year.

The Board approved a formal performance-based bonus plan for the year ended December 31, 2009 (the “2009 Bonus Plan”), which was available to most employees, including all the named executive officers.

Under the 2009 Bonus Plan, bonus targets for named executive officers other than the CEO were set at 30% of base salary and the bonus target of the CEO was set at 100% of base salary.  Performance targets were established, measured, and if achieved, paid on a quarterly basis.  In addition, quarterly bonus opportunities for vice presidents and above (including all the named executive officers) were to be weighted by quarter at 20% for each of the first three quarters, and 40% for the fourth quarter to reflect the proportional weight of our quarterly financial targets.

Our named executive officers other than the CEO were eligible to receive a maximum bonus of up to 175% of their respective target bonus amounts and our CEO was eligible to receive a maximum bonus of up to 125% of his target bonus amount.  Actual bonus awards were based upon the individual’s performance and the company’s financial performance as measured by actual net revenues and adjusted EBITDA profitability margins versus specific targets established by the Committee.  The company believes that net revenues and adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and stock-based compensation) are appropriate measures, as they are two of the key valuation measures considered by our shareholder and analyst community.  While the Committee sets targets for net revenues and adjusted EBITDA, the Committee determines individual awards using its discretion.  The Committee’s use of discretion provides a mechanism through which the Committee can reward executives for achievements that may not be recognized under a strict, formula-driven approach.  We believe that this flexible approach is especially important in times of economic uncertainty.

Equity Awards

Our 2006 Equity Incentive Plan (the “2006 Plan”) was approved by our shareholders in conjunction with our initial public offering in September 2006.  The 1999 Plan will continue to govern all awards granted through September 29, 2006, even if they have not yet been exercised.  The 2006 Plan allows the Committee to design stock-based incentive compensation awards that include stock options, restricted stock awards, stock bonuses, stock appreciation rights and restricted stock units.

In determining the amount of equity compensation to be awarded to executive officers, the Committee takes into account the executive’s position and scope of responsibility, the remaining vesting period and expected value (and thus, retention value) of the executive’s existing equity awards, the executive’s ability to affect profitability and shareholder value, the executive’s historical and recent job performance, our desired equity compensation position with respect to the Competitive Data and the value of equity awards in relation to other elements of total compensation.  In making equity award decisions, the Committee’s primary objectives are to reward long-term individual performance, maximize executive retention and align our long-term executive incentives with shareholder interests, but the Committee does not place any specific weight on these factors nor does it apply a formula to determine the amounts awarded.

We use stock options, restricted stock units (RSUs) and performance based restricted stock units (PBRSUs) (collectively, “equity awards”) as long-term incentive compensation for several reasons:

•	Equity awards foster employee stock ownership and focus executives on increasing long-term shareholder value.

•
Starting in 2008 and continuing in 2009, Shutterfly followed a growing trend in the technology sector by shifting our emphasis toward granting RSU and PBRSU awards.  Both types of restricted stock awards are an increasingly prevalent component of equity awards, most importantly due to their more predictable accounting expense, greater efficiency in use of shareholder resources (less dilutive to shareholders than stock options) and greater retention value - particularly in an environment of volatile stock prices.  Further, PBRSUs are only earned when the company achieves established financial performance goals, supporting our compensation philosophy of aligning the interests of executives with those of our shareholders.

•
Beginning in 2008 and continuing in 2009, an increased percentage of our equity awards are based on financial performance.  The award of PBRSUs is dependent upon the company achieving pre-established financial targets.  In addition, the realized value of vested stock options is dependent upon increasing the value of our stock above the option exercise price.  All of our stock options are granted with an exercise price equal to the fair market value of the stock on the grant date.

•
All option awards to named executive officers vest over four years, which encourages executive retention.  The options vest at a rate of 25% on the one-year anniversary of the vesting start date, and then monthly for an additional three years, so that each option is fully vested no later than four years from the date of grant.  All option awards have a term of ten years.  The vesting period for RSUs and PBRSUs vary between two and four years at the Committee’s discretion, providing the flexibility needed to support our retention objectives.

During 2009, the Committee approved a PBRSU award program for our executive officers that included the following features:

•	Participation by all named executive officers;

•	PBRSU grants would be awarded only after achievement of quarterly 2009 net revenue, excluding commercial print and adjusted EBITDA targets; and

•	If the performance thresholds were not achieved, the entire quarterly award would be forfeited.

Other Compensation Program Practices

Equity Award Practices – Grants

During 2009, the following established policies were followed:

•	Authority to grant equity awards for non-officer positions was delegated to the CEO;

•	The timing of grants to non-officers was the 15th day of each month for RSUs and options; and

•	The timing of grants to officers was the 15th day of each month for RSUs, and the second month of each calendar quarter for options.

  Option Award Practices – Exercise Prices

The exercise price for all option awards has historically been, and will continue to be, the closing price of our common stock on the NASDAQ Global Market on the grant date.  If the NASDAQ Global Market is closed for trading on that date, the exercise price shall be the closing price on the next trading day.

Severance and Change of Control Benefits

We regularly enter into employment, termination of employment and change-in-control arrangements with certain executive officers.  Our Board of Directors provides these employment, severance and change of control arrangements to enable us to encourage these executives to work at a small, dynamic and rapidly growing company where their long-term compensation would largely depend on future stock price appreciation.  The arrangements mitigate a potential disincentive for executives when they are evaluating a potential acquisition of the company, particularly when the services of the executive officers may not be required by the acquiring company.  In such a situation, acceleration of vesting is necessary to encourage retention of the executive through the conclusion of the acquisition, and to allow for a smooth transition of management.  Employment terms are constructed to provide all named executive officers with consistent treatment and to avoid the inadvertent incurrence of an excise tax under Section 409A of the Internal Revenue Code.  For a detailed description of these severance and change of control benefits, please see the discussion under “Executive Compensation — Potential Payments upon Termination or Change of Control.”

Tax and Accounting Considerations

We record cash compensation as services are performed and the compensation is earned.  Historically, all cash compensation we have paid has been tax deductible.  Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1,000,000 per year to named executive officers that is not performance-based, is not tax deductible.  The deductibility of compensation to the named executive officers in 2009 was not affected by the limitations of Section 162(m).  However, since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that, in the future, we may enter into compensation arrangements under which payments are not deductible by us under Section 162(m).

We account for equity compensation paid to our executives and employees in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation-Stock Compensation (formerly Statement of Financial Accounting Standards No. 123R and referred to here as “ASC 718”), which requires us to estimate and record a non-cash expense over the term of the equity compensation award.  The amounts appearing in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table in this proxy statement are calculated in accordance with ASC 718 and represent the grant date fair value of the equity awards.  Any gain recognized by employees from the exercise of nonqualified stock options is tax-deductible for us.  However, gains recognized by an employee with respect to an incentive stock option will not be deductible unless there is a “disqualifying disposition” of the shares by the employee.  A disqualifying disposition occurs when an employee sells or disposes of incentive stock option shares within two years after the grant date or within one year after the exercise date.  The employee is taxed on the gain at ordinary income tax rates.  In addition, when we grant awards of restricted stock or restricted stock units that are not subject to performance vesting, they may not be fully-deductible by us at the time the award is otherwise taxable to the employee.

2009 Compensation Program Financial Targets and Performance

2009 Bonus and Performance-Based Restricted Stock Units Targets

The 2009 Bonus Plan provides cash awards to participating employees based upon achievement of pre-established targets for net revenues and adjusted EBITDA.  The target funding of our bonus pool is adjusted upward or downward depending upon our performance relative to these targets, subject to a maximum funding of 125% of target.  The 2009 Bonus Plan provides the Committee with discretion to adjust overall quarterly funding levels based upon company financial needs, economic considerations and other factors it deems relevant, including the discretion to limit any particular quarterly bonus funding amount pending a review of full-year performance.  The 2009 Bonus Plan also provides the Committee with discretion to determine individual bonus award levels based upon consideration of overall company progress on strategic initiatives and individual performance versus objectives.  The performance objectives are designed to be difficult to achieve, and there is a risk that payments will not be made at all or will be made at less than 100% of the target amount.  This uncertainty helps ensure that any payments under the plan are truly performance-based, consistent with the plan’s objectives.  While our achievement of performance targets determines overall funding, individual award determinations for our executive officers are subject to the discretion of the Committee.

The Committee established financial targets for the 2009 Bonus Plan to create incentives for continued growth in net revenues and improvements in the level of adjusted EBITDA profitability.  These targets were developed in light of recent historical financial performance, planned strategic initiatives and the existing economic environment.  These quarterly objectives were established to drive engagement and strong execution during uncertain economic conditions.

The Committee approved the following quarterly financial targets for bonuses and for PBRSUs in the first quarter of 2009:

Q1 Cash Bonus Funding Table
Adjusted EBITDA	Net Revenues (excluding Commercial Print)	% of Target Bonus Funded
Minimum: (14.8)%	Minimum: $29.4M	75%
Minimum: (14.8)%	Target: $32.0M	100%
Minimum: (14.8)%	Maximum: >= $36.0M	125%

Q1 PBRSU Award Table
Adjusted EBITDA	Net Revenues (excluding Commercial Print)	% of PBRSUs Awarded
Minimum: (14.8)%	Minimum: $29.4M	50%
Midpoint: (11.7)%	Minimum: $29.4M	75%
Target: >= (8.6)%	Minimum: $29.4M	100%

The Committee approved the following quarterly financial targets for bonuses and for PBRSUs in the second quarter of 2009:

Q2 Cash Bonus Funding Table
Adjusted EBITDA	Net Revenues (excluding Commercial Print)	% of Target Bonus Funded
Minimum: (9.8)%	Minimum: $35.0M	75%
Minimum: (9.8)%	Target: $37.5M	100%
Minimum: (9.8)%	Maximum: >= $40.0M	125%

Q2 PBRSU Award Table
Adjusted EBITDA	Net Revenues (excluding Commercial Print)	% of PBRSUs Awarded
Minimum: (9.8)%	Minimum: $35.0M	50%
Midpoint: (7.35)%	Minimum: $35.0M	75%
Target: >= (4.9)%	Minimum: $35.0M	100%

The Committee approved the following quarterly financial targets for bonuses and for PBRSUs in the third quarter of 2009:

Q3 Cash Bonus Funding Table
Adjusted EBITDA	Net Revenues (excluding Commercial Print)	% of Target Bonus Funded
Minimum: (10.5)%	Minimum: $35.0M	75%
Minimum: (10.5)%	Target: $37.75M	100%
Minimum: (10.5)%	Maximum: >= $40.0M	125%

Q3 PBRSU Award Table
Adjusted EBITDA	Net Revenues (excluding Commercial Print)	% of PBRSUs Awarded
Minimum: (10.5)%	Minimum: $35.0M	50%
Midpoint: (7.85)%	Minimum: $35.0M	75%
Target: >= (5.2)%	Minimum: $35.0M	100%

The Committee approved the following quarterly financial targets for bonuses and for PBRSUs in the fourth quarter of 2009:

Q4 Cash Bonus Funding Table
Adjusted EBITDA	Net Revenues (excluding Commercial Print)	% of Target Bonus Funded
Minimum: 32.0%	Minimum: $110.0M	75%
Minimum: 32.0%	Target: $119.0M	100%
Minimum: 32.0%	Maximum: >= $126.0M	125%

Q4 PBRSU Award Table
Adjusted EBITDA	Net Revenues (excluding Commercial Print)	% of PBRSUs Awarded
Minimum: 32.0%	Minimum: $110.0M	50%
Midpoint: 33.3%	Minimum: $110.0M	75%
Target: >= 34.6%	Minimum: $110.0M	100%

2009 Results

For the first quarter, net revenues, excluding commercial print, totaled $35.3M and adjusted EBITDA totaled 0.3%.  This resulted in a full quarterly award of PBRSUs for the CEO and named executive officers, and based upon Committee discretion, quarterly cash bonuses were awarded to the CEO and named executive officers as detailed in the following CEO Base and Bonuses and NEO Base and Bonuses sections.

For the second quarter, net revenues, excluding commercial print, totaled $38.2M and adjusted EBITDA totaled 0.5%.  This resulted in a full award of quarterly PBRSUs for the CEO and named executive officers, and based upon Committee discretion, quarterly cash bonuses were awarded to the CEO and named executive officers as detailed in the following CEO Base and Bonuses and NEO Base and Bonuses sections.

For the third quarter, net revenues, excluding commercial print, totaled $39.3M and adjusted EBITDA totaled 4.8%.  This resulted in a full award of PBRSUs for the CEO and named executive officers, and based upon Committee discretion, quarterly cash bonuses were awarded to the CEO and NEOs as detailed in the following CEO Base and Bonuses and NEO Base and Bonuses sections.

For the fourth quarter, net revenues, excluding commercial print, totaled $129.8M and adjusted EBITDA totaled 36.6%.  This resulted in full award of PBRSUs for the CEO and named executive officers, and based upon Committee discretion, quarterly cash bonuses were awarded to the CEO and NEOs as detailed in the following CEO Base and Bonuses and NEO Base and Bonuses sections.

In addition, based upon a review of full-year performance including 15% annual net revenue growth that exceeded the aggregate quarterly maximum funding targets, record adjusted EBITDA results, a substantial reduction in capital expenditures, and a 208% increase in free cash flows, the Committee decided to provide an additional bonus to the CEO and named executive officers.  These additional bonuses were intended as a reward for individual contributions and the overall strong financial results during 2009.

2009 CEO Compensation

CEO Base and Bonus

During 2009, the Committee determined that Mr. Housenbold was paid at approximately the 50th percentile of the Competitive Data and there were no changes to Mr. Housenbold’s base salary level of $485,000 and cash bonus target opportunity of 100% of salary.

At each quarterly meeting, the Committee discussed the CEO quarterly bonus for 2009 performance.  In doing so, in addition to the factors previously discussed under “2009 Results”, the Committee considered the CEO’s significant contributions toward the company’s strategic and functional initiatives and the CEO’s significant contributions towards the company’s financial targets.

Per his 2009 plan, Mr. Housenbold was eligible for no less than 10% and up to 125% of his full-year bonus target.  Based upon these discussions, the Committee approved quarterly cash bonuses and an additional full-year bonus for CEO performance during 2009.  The 2009 bonuses were accrued in 2009 and paid quarterly, in the amounts set forth below.

Quarter 1		Quarter 2		Quarter 3		Quarter 4		Full-Year
Bonus	% of Target	Bonus	% of Target	Bonus	% of Target	Bonus	% of Target	Additional Full Year	Aggregate Bonus Paid	Bonus as a % of Target
$58,597	60%	$52,089	54%	$72,750	75%	$121,250	63%	$277,310	$581,996	120%

CEO Equity

In 2008, the Committee approved equity compensation grants for the CEO in accordance with our compensation objective of providing an annual equity grant value between the 50th and 75th percentile of Competitive Data.  This award included a grant of 280,000 RSUs with a three year annual vesting schedule, vesting 1/3 on each anniversary of November 21, 2008, as well as a grant of 120,000 PBRSUs with a three year annual vesting schedule.  The PBRSUs would be awarded to the extent that the company achieves certain quarterly financial goals that the Board of Directors established at the beginning of each of the quarters during the year ending December 31, 2009, with 20% of the PBRSUs to be awarded based on achievement of the financial goals for each of the first three quarters and 40% to be awarded based on achievement of the financial goals for the fourth quarter.  To the extent earned, these PBRSUs would vest and be settled annually over three years, 1/3 on each anniversary of February 17, 2009.

As noted previously under “2009 Results,” based upon the achievement of company performance goals, the full 120,000 PBRSUs were awarded to the CEO in 2009.  The award was provided at a level at approximately the 65th percentile of the Competitive Data for long-term equity.

2009 Compensation for Other Named Executive Officers

NEO Base and Bonuses

The Committee approved 2009 base salary increases for the named executive officers (excluding the CEO) listed below.  These increases were effective March 1, 2009.  The Committee determined specific increases for each of these named executive officers by considering the executive’s qualifications and experience, scope of responsibilities, future potential, and achievement of specific goals established for the executive, time in position, the executive’s past job performance and Competitive Data pay levels. Generally, these named executive officers had salaries that were at about the 40th percentile of the peer group.  The specific increases were intended to reduce the shortfall to the 50th percentile and were as follows:

•	Mr. Rubash from $280,000 to $300,000 (an increase of 7.1%).

•	Mr. Galen from $252,000 to $260,000 (an increase of 3.2%).

•
Mr. Elarde from $224,052 to $235,000 (an increase of 4.9%).  Mr. Elarde received a subsequent increase of $10,000 (an increase of 4.3%) on April 1, 2009 in conjunction with his promotion to Senior Vice President, Chief Marketing Officer and expanded responsibilities and impact of his position, bringing his base salary to $245,000.

•	Mr. Day joined the company in May 2009, and was not eligible for a salary increase. His base annual salary is $290,000.

The Committee discussed the bonus for 2009 performance by our named executive officers (other than the CEO).  In doing so, in addition to the factors previously discussed under “2009 Results,” the Committee considered: i) each of these named executive officers’ individual contributions toward the company’s strategic and functional initiatives; and ii) the named executive officer’s individual contributions towards the company’s financial targets.  The Committee did not weight each of these components nor did it use a formula to determine individual awards.

Based upon performance, the Committee approved the following cash bonuses for named executive officer performance during 2009.  The 2009 bonuses were accrued in 2009 and paid quarterly in 2009, in the amounts set forth below and in the Summary Compensation Table.

	Quarter 1		Quarter 2		Quarter 3		Quarter 4		Full-Year
	Bonus	% of Target	Bonus	% of Target	Bonus	% of Target	Bonus	% of Target	Additional Full Year	Aggregate Bonus Paid	Bonus as a % of Target
Mr. Rubash	$13,500	75%	$11,250	63%	$14,500	81%	$22,500	63%	$39,050	$100,800	112%
Mr. Day	-	-	-	-	$10,500	60%	$21,750	63%	$27,260	$59,510	114%
Mr. Galen	$8,463	54%	$7,300	47%	$12,500	80%	$19,500	63%	$35,700	$83,463	107%
Mr. Elarde	$9,870	70%	$10,731	73%	$9,300	63%	$18,380	63%	$35,510	$83,791	115%

Equity

At the February 2009 meeting, the Committee approved equity compensation grants for the eligible named executive officers commensurate with our compensation objective to provide annual equity grant values between the 50th and 75th percentiles of the Competitive Data.  In support of our additional objective of executive retention, this award included a grant of RSUs with a three year annual vesting schedule.  To drive company performance during 2009 and beyond, this award also included a PBRSU grant with a three year annual vesting schedule, pursuant to the quarterly 2009 PBRSU financial targets.  As discussed above, the PBRSUs would be awarded to the extent that the company achieves certain quarterly financial goals that the Board of Directors established at the beginning of each of the quarters during the year ending December 31, 2009, with 20% of the PBRSUs to be awarded based on achievement of the financial goals for each of the first three quarters and 40% to be awarded based on achievement of the financial goals for the fourth quarter.  To the extent earned, these PBRSUs would vest and be settled annually over three years, 1/3 on each anniversary of February 17, 2009.

The amounts of the grants for the named executive officers are shown below.  The amounts granted to the named executive officers were determined by the Committee to be the appropriate amount necessary for long-term retention of those individuals, and were provided at levels at approximately the 75th percentile of the Competitive Data for long-term equity.  As noted previously under “2009 Results”, the full amount of PBRSUs was awarded to each of the named executive officers (other than Mr. Day) based upon achievement of company performance goals.  The equity awarded to the named executive officers maintained the Company’s focus on long-term compensation that is linked to performance, enhancing retention of key talent, and increasing shareholder value, while remaining consistent with the stated philosophy.

•	Mr. Rubash received 70,000 RSUs and 30,000 PBRSUs.

•	Mr. Galen received 57,400 RSUs and 24,600 PBRSUs.

•	Mr. Elarde received 52,500 RSUs and 22,500 PBRSUs.

•
Mr. Day joined the organization in May, 2009 at which time he received a grant of 200,000 RSUs with a three year annual vesting schedule in consideration of his decision to join Shutterfly, as an incentive for future performance, and to compensate for unvested equity he forfeited upon leaving his previous employer.

Summary Compensation Table

The following table presents compensation information for the years ended December 31, 2007, 2008 and 2009 awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers.  We refer to these executive officers as our named executive officers elsewhere in this proxy statement.  Columns required by SEC rules are omitted where there is no amount to report.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)(3)	Option Awards ($)(4)		Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)			Total ($)
Jeffrey T. Housenbold President and Chief Executive Officer	2009 2008 2007	$485,000 377,291 297,917	$	- 283,600 -	$1,512,480 2,204,830 -	$	- 1,065,648 2,001,780	$581,996 - 150,000		- - -		$2,579,476 3,931,369 2,449,697
Mark J. Rubash(6) Chief Financial Officer	2009 2008 2007	$296,667 280,000 25,487	$	- 57,000 37,500	$944,860 1,128,800 -	$	- - 3,374,622	$100,800 - -	$	- - -		$1,342,327 1,465,800 3,437,609
Neil M. Day Jr.(7) Chief Technology Officer	2009 2008 2007	$180,320 - -		$75,000 - -	$2,698,000 - -	$	- - -	$59,510 - -		$4,835 - -	(8)	$3,017,665 - -
Peter C. Elarde Chief Marketing Officer	2009 2008 2007	$240,675 223,080 213,719	$	- 44,000 -	$708,645 169,320 -	$	- - 146,416	$83,791 - 36,000	$	- - -		$1,033,111 436,400 396,135
Douglas J. Galen Senior Vice President, Business and Corp. Development	2009 2008 2007	$258,667 250,020 238,750	$	- 50,000 -	$774,785 637,067 -	$	- - 878,498	$83,463 - 58,000	$	- - -		$1,116,915 937,087 1,175,248
_______________________________________________
(1)	See Compensation Discussion and Analysis for base salary levels.
(2)	The amounts reporting in this column for 2008 represent discretionary bonuses determined by the Compensation Committee of the Board of Directors.
(3)
The amounts in this column represent the grant date fair values for equity awards granted to the named executive officers for fiscal 2009 as discussed in note 8 of our notes to consolidated financial statements included in our annual report on Form 10-K for fiscal 2009. See the “Grants of Plan-Based Awards” table for information on equity grants made in fiscal 2009. These amounts reflect our stock-based compensation expense for these awards, and do not correspond to the actual value that may be recognized by the named executive officers.  The amounts previously reported for 2008 and 2007 have been restated in accordance with new SEC rules relating to executive compensation disclosure.

(4)
The amounts in this column represent the grant date fair values for equity awards granted to the named executive officers for fiscal 2009 as discussed in note 8 of our notes to consolidated financial statements included in our annual report on Form 10-K for fiscal 2009. See the “Grants of Plan-Based Awards” table for information on stock option grants made in fiscal 2009. These amounts reflect our stock-based compensation expense for these awards, and do not correspond to the actual value that may be recognized by the named executive officers.  The amounts previously reported for 2008 and 2007 have been restated in accordance with new SEC rules relating to executive compensation disclosure.

(5)	Represents amounts earned under the applicable incentive bonus plan.
(6)	Mr. Rubash joined Shutterfly as its Chief Financial Officer on November 29, 2007. His 2007 bonus amount of $37,500 represents a new hire bonus.
(7)	Mr. Day joined Shutterfly as its Chief Technology Officer on May 15, 2009. His 2009 bonus amount of $75,000 represents a new hire bonus.
(8)	The amounts represent reimbursement of expenses related to relocation as per Mr. Day’s offer letter dated April 17, 2009.

Grants of Plan-Based Awards

The following table provides information on awards of stock options, restricted stock units, performance-based rights to receive future grants of restricted stock units, and cash-based performance awards in 2009 to each of Shutterfly’s named executive officers.  There can be no assurance that the Grant Date Fair Value of the Stock Option and Stock Unit Awards will ever be realized.  The grant date fair value of these awards is included in the “Stock Awards” columns of the Summary Compensation Table.  Column required by SEC rules are omitted where there is no amount to report.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards($)
Jeffrey T. Housenbold	(1) (3)	- 48,500	- 485,000	- 606,250	60,000 -	90,000 -	120,000 -	- -	1,512,480 -
Mark J. Rubash	(1) 2/17/09 (4)	- - 22,500	- - 90,000	- - 157,500	15,600 - -	22,500 - -	30,000 - -	- 70,000 -	385,560 559,300 -
Neil M. Day Jr.	5/18/09 (4)	- 21,750	- 87,000	- 152,250	- -	- -	- -	200,000 -	2,698,000 -
Peter C. Elarde	(1) 2/17/09 (4)	- - 18,225	- - 72,900	- - 127,575	11,700 - -	16,875 - -	22,500 - -	- 52,500 -	289,170 419,475 -
Douglas J. Galen	(1) 2/17/09 (4)	- - 19,500	- - 78,000	- - 136,500	12,792 - -	18,450 - -	24,600 - -	- 57,400 -	316,159 458,626 -
__________________________________________

(1)
The amounts shown in this row reflect, in shares, the threshold, mid-point and target potential awards of performance-based restricted stock units (“PBRSUs”) for fiscal year 2009 performance period, as further described in the Compensation Discussion and Analysis section above.  In February 2009, all named executive officers, other than Mr. Day were awarded PBRSUs under the 2006 Equity Incentive Plan (“2006 Plan”), subject to the satisfaction of the pre-determined performance conditions described above.  The performance conditions of this award are to be determined on a quarterly basis.  Up to 20% of the shares subject to the total award could be granted in each of the first, second and third quarters of 2009 and the remaining 40% could be granted in the fourth quarter of 2009.  The threshold number of shares was equal to 50% of the target award and the mid-point number of shares was equal to 75% of the target award.  Our named executive officers could earn no more that 100% of shares subject to this PBRSU grant.    For purposes of this entry, the “Threshold” column reflects the threshold amount, where 50% of the target would have been earned; the “Target” column reflects the mid-point amount where 75% of the target amount would have been earned and the “Maximum” column reflects the target amount, where 100% of the target amount would have been earned.  Based on actual performance for each quarterly period during fiscal 2009, all of these awards were granted at the maximum level..

(2)
These restricted stock unit awards were granted under the 2006 Plan, vest in 33% increments on each of the first through third anniversaries of the date of grant, and are settled in shares on the vesting date.

(3)
Pursuant to Mr. Housenbold's 2009 Bonus Plan, his minimum guaranteed incentive bonus amount was equal to 10% of Mr. Housenbold's target bonus.  Such 10% amount has been reflected in the "Threshold" column for Mr. Housenbold's non-equity incentive plan awards in the table above. The maximum incentive bonus amount was equal to 125% of his target bonus.  Based on actual performance for each quarterly period during fiscal 2009, the Compensation Committee of our Board of Directors approved, on a quarterly basis, the quarterly 2009 incentive bonus amounts for Mr. Housenbold, which aggregate bonus total is reflected in the Summary Compensation Table above.

(4)
Pursuant to our 2009 Bonus Plan applicable to named executive officers other than Mr. Housenbold, these named executive officers could earn no more that 175% of their individual target bonus, based on actual performance.  If the respective named executive officer did not meet individual performance criteria and/or the company did not achieve the threshold performance metrics described in the “Compensation Discussion and Analysis” above, the bonus amount of that named executive officer would have been 0.  The Compensation Committee of our Board of Directors approved, on a quarterly basis, the quarterly 2009 incentive bonus amounts for our named executive officers, which aggregate bonus totals are reflected in the Summary Compensation Table above.

Outstanding Equity Awards at December 31, 2009

    The following table provides information regarding stock options and restricted stock units held by our named executive officers as of December 31, 2009.  No named executive officer has any other outstanding form of equity award.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
Jeffrey T. Housenbold	1/17/2005(1)(5)	963,146	-	5.50	1/16/2015	-		-	-		-
	5/9/2006(2)(5)	250,000	15,626	10.39	5/9/2016	-		-	-		-
	2/28/2007(1)(6)	212,500	87,500	16.51	2/27/2017	-		-	-		-
	2/29/2008(1)(6)	73,333	86,667	15.29	2/27/2018	-		-	-		-
	11/21/2008(9)	-	-	-	-	186,666		3,324,521	-		-
	11/21/2008(9)	-	-	-	-	72,000	(8)	1,282,320	48,000	(8)	854,880

Mark J. Rubash	11/30/2007(1)(6)	140,625	129,375	28.49	11/29/2017	-		-	-		-
	6/2/2008(9)	-	-	-	-	37,333		664,901	-		-
	2/17/2009(9)	-	-	-	-	70,000		1,246,700	-		-
	2/17/2009(9)	-	-	-	-	18,000	(8)	320,580	12,000	(8)	213,720

Neil M. Day, Jr.	5/18/2009(9)	-	-	-	-	200,000		3,562,000	-		-

Peter C. Elarde	6/29/2006(4)(5)	11,020	-	6.00	8/17/2015	-		-	-		-
	5/9/2006(1)(5)	60,000	6,251	10.39	5/9/2016	-		-	-		-
	11/15/2007(1)(6)	6,510	5,990	26.70	11/14/2017	-		-	-		-
	6/2/2008(9)	-	-	-	-	6,000		106,860	-		-
	2/17/2009(9)	-	-	-	-	52,500		935,025	-		-
	2/17/2009(9)	-	-	-	-	13,500	(8)	240,435	9,000	(8)	160,290

Douglas J. Galen	3/17/2005(3)(5)	60,000	-	5.50	3/18/2015	-		-	-		-
	5/9/2006(1)(5)	50,000	5,209	10.39	5/9/2016	-		-	-		-
	11/15/2007(1)(6)	39,062	35,938	26.70	11/14/2017	-		-	-		-
	6/2/2008(9)	-	-	-	-	21,070		375,257	-		-
	2/17/2009(9)	-	-	-	-	57,400		1,022,294	-		-
	2/17/2009(9)	-	-	-	-	14,760	(8)	262,876	9,840	(8)	175,250

(1)	This option vests over four years, with 25% vesting after one year from the date of grant and an additional 1/48th of the total number of shares vesting each month thereafter.
(2)	This option vests over four years, with 25% vesting on March 16, 2007 and an additional 1/48th of the total number of shares vesting each month thereafter.
(3)	This option vests over four years, with 25% vesting on March 31, 2006 and an additional 1/48th of the total number of shares vesting each month thereafter.
(4)	This option vests over four years, with 25% vesting on August 18, 2006 and an additional 1/48th of the total number of shares vesting each month thereafter.
(5)	In connection with the 1999 Plan, all of these options are immediately exercisable.
(6)	In connection with the 2006 Plan, none of these options are immediately exercisable.
(7)
Value is calculated by multiplying the number of restricted stock units that have not vested by the closing market price of our stock ($17.81) as of the close of trading on December 31, 2009 (the last trading day of our 2009 fiscal year-end).

(8)	This award of performance-based restricted stock units is subject to fiscal 2009 quarterly performance conditions. For more information see the Compensation Discussion and Analysis section above.
(9)	33% of the shares subject to this restricted stock unit grant vest on each of the first, second and third anniversaries of the grant date.

Fiscal 2009 Option Exercises

The following table provides information regarding stock option exercises by our named executive officers as of December 31, 2009.  Value realized is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Jeffrey T. Housenbold	-	-
Mark J. Rubash	-	-
Neil M. Day Jr.	-	-
Peter C. Elarde	8,140	123,074
Douglas J. Galen	105,000	1,721,666

Potential Payments upon Termination or Change of Control

We have entered into employment, termination of employment and change-in-control arrangements with our named executive officers as summarized below:

Jeffrey T. Housenbold.   Mr. Housenbold’s initial offer letter and subsequent amendments provide that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. Housenbold terminates his employment for good reason (including an adverse change in title, responsibility or authority, a relocation of employment location more than 60 miles from our current headquarters or a material reduction in base salary, provided that, Mr. Housenbold gives 45 days written notice of such occurrence and the company has 30 days opportunity to cure), Mr. Housenbold will receive severance equal to 15 months of salary plus 125% of the full amount of the target bonus for the year in which the termination occurred, and all unvested shares of equity (options and RSUs) granted to Mr. Housenbold will fully vest on his termination date.

We have also agreed that in the event we terminate Mr. Housenbold’s employment without cause, or if Mr. Housenbold terminates his employment for good reason, Mr. Housenbold will receive 12 months salary plus the full amount of the target bonus for the year in which the termination occurred as severance, 12 months of COBRA benefits and 12 months of unvested shares of equity (options and RSUs) granted to Mr. Housenbold will fully vest and Mr. Housenbold’s exercise period for any options granted will be 24 months.  Our obligation to make any severance payments is expressly conditioned upon Mr. Housenbold’s execution and delivery of a general release and waiver of all claims.

In the event that a portion of the severance and other benefits provided to Mr. Housenbold under the offer letter or any other agreement, benefit, plan or policy of Shutterfly are subject to a specified federal excise tax in connection with a change of control, such severance and other benefits will be reduced on a pre-tax basis if such reduction would provide Mr. Housenbold with a greater amount of severance and other benefits on an after-tax basis.

For purposes of Mr. Housenbold’s employment offer letter, a change of control includes (1) an acquisition of 50% or more of our outstanding voting stock by any person or entity; (2) a merger or consolidation of Shutterfly after which our then-current stockholders own less than a majority of the voting power of the surviving entity; (3) a sale of all or substantially all of our assets; or (4) a liquidation or dissolution of Shutterfly.

The following table summarizes the potential payments and benefits payable to Mr. Housenbold upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Housenbold was terminated on December 31, 2009.  Mr. Housenbold’s employment contract requires that the severance payment be in a lump sum.

				Following a Change of Control(2)
Executive Benefits and Payments Upon Termination:	Voluntary Termination or Termination For Cause	Involuntary Termination Not For Cause	Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$ -	$485,000	$485,000	$606,250	$606,250
Bonus	$ -	$485,000	$485,000	$606,250	$606,250
Health Benefits	$ -	$ 19,536(1)	$19,536(1)	$ -	$ -

Value of accelerated stock options	$ -	$2,326,449	$2,326,449	$3,380,213	$3,380,213
Value of accelerated restricted stock units	$ -	$2,089,701	$2,089,701	$4,606,841	$4,606,841

(1)  This amount reflects our maximum 12 month obligation.  If Mr. Housenbold becomes covered by another employer’s health plan during such 12 month period, then our obligation to pay Mr. Housenbold’s health plan coverage shall cease.

(2)   In the event of a change in control, the 1999 Stock Plan provides that options held by employees, directors and consultants that are not assumed will immediately vest in full prior to such change in control and all options will expire on the consummation of the change in control.

Mark J. Rubash.  Mr. Rubash’s initial offer letter and subsequent amendment provide that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. Rubash terminates his employment for good reason (including an adverse change in responsibility or authority, a relocation of employment location more than 50 miles from our current headquarters or a material reduction in base salary), Mr. Rubash will receive severance equal to six months of salary and, if the company’s equity awards are assumed in the change of control transaction, 12 months of unvested shares of equity (options and RSUs) granted to Mr. Rubash will fully vest on his termination date.  In addition, any vested options of Mr. Rubash will continue to be exercisable for an additional 12 months after termination of service.

We have also agreed that in the event we terminate Mr. Rubash’s employment without cause, he will receive six months of salary as severance, six months of paid COBRA benefits and any vested options granted to Mr. Rubash will continue to be exercisable for additional 12 months after termination of service.  Our obligation to make any severance payments is expressly conditioned upon Mr. Rubash’s execution and delivery of a general release and waiver of all claims and return of all company property.

For purposes of Mr. Rubash’s employment offer letter, a change of control includes (1) a merger or consolidation of Shutterfly after which Shutterfly is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the company), (2) a dissolution or liquidation of the company, (3) the sale of substantially all of the assets of the company, (4) a merger after which the company stockholders cease to own their shares or other equity interest in the company, or (5) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code where the stockholders of the company give up all of their equity interest in the company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the company).

The following table summarizes the potential payments and benefits payable to Mr. Rubash upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Rubash was terminated on December 31, 2009.  Mr. Rubash’s employment agreement requires that the severance payment be in a lump sum.

				Following a Change of Control
Executive Benefits and Payments Upon Termination	Voluntary Termination or Termination For Cause	Involuntary Termination Not For Cause	Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$ -	$150,000	$ -	$150,000	$150,000
Bonus	$ -	$ -	$ -	$ -	$ -
Health Benefits	$ -	$2,717(1)	$ -	$ -	$ -

Value of accelerated stock options	$ -	$ -	$ -	$1,202,175	$1,202,175
Value of accelerated restricted stock units	$ -	$ -	$ -	$854,898	$854,898

(1)  This amount reflects our maximum six month obligation.  If Mr. Rubash becomes covered by another employer’s health plan during such six month period, then our obligation to pay Mr. Rubash’s health plan coverage shall cease.

Douglas J. Galen.    Mr. Galen’s initial offer letter and subsequent amendment provide that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. Galen terminates his employment for good reason (including an adverse change in responsibility or authority, a relocation of employment location more than 50 miles from our current headquarters or a material reduction in base salary), Mr. Galen will receive severance equal to six months of salary and, if the company’s equity awards are assumed in the change of control transaction, 12 months of unvested shares of equity (options and RSUs) granted to Mr. Galen will fully vest on his termination date.  In addition, any vested options of Mr. Galen will continue to be exercisable for an additional 12 months after termination of service.

We have also agreed that in the event we terminate Mr. Galen’s employment without cause, he will receive six months of salary as severance, six months of paid COBRA benefits and any vested options granted to Mr. Galen will continue to be exercisable for additional 12 months after termination of service.  Our obligation to make any severance payments is expressly conditioned upon Mr. Galen’s execution and delivery of a general release and waiver of all claims and return of all company property.

For purposes of Mr. Galen’s employment offer letter & amendment, a change of control includes (1) a merger or consolidation of Shutterfly after which Shutterfly is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the company), (2) a dissolution or liquidation of the company, (3) the sale of substantially all of the assets of the company, (4) a merger after which the company stockholders cease to own their shares or other equity interest in the company, or (5) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code where the stockholders of the company give up all of their equity interest in the company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the company).

The following table summarizes the potential payments and benefits payable to Mr. Galen upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Galen was terminated on December 31, 2009.  Mr. Galen’s employment offer letter & amendment requires that the severance payment be in a lump sum.

				Following a Change of Control(2)
Executive Benefits and Payments Upon Termination:	Voluntary Termination or Termination For Cause	Involuntary Termination Not For Cause	Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$ -	$130,000	$ -	$130,000	$130,000
Bonus	$ -	$ -	$ -	$ -	$ -
Health Benefits	$ -	$9,768(1)	$ -	$ -	$ -

Value of accelerated stock options	$ -	$ -	$ -	$426,710	$426,710
Value of accelerated restricted stock units	$ -	$ -	$ -	$616,030	$616,030

(1)  This amount reflects our maximum six month obligation.  If Mr. Galen becomes covered by another employer’s health plan during such six month period, then our obligation to pay Mr. Galen’s health plan coverage shall cease.

(2)    In the event of a change in control, the 1999 Plan provides that options held by employees, directors and consultants that are not assumed will immediately vest in full prior to such change in control and all options will expire on the consummation of the change in control.

Neil M. Day Jr.  Mr. Day’s offer letter provides that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. Day terminates his employment for good reason (including an adverse change in responsibility or authority, a relocation of employment location more than 50 miles from our current headquarters or a material reduction in base salary), Mr. Day will receive severance equal to six months of salary and if the company’s equity awards are assumed in the change of control transaction, 12 months of unvested shares of equity (options and RSUs) granted to Mr. Day will fully vest on his termination date.  In addition, any vested options of Mr. Day will continue to be exercisable for an additional 12 months after termination of service.

We have also agreed that in the event we terminate Mr. Day’s employment without cause, he will receive six months of salary as severance, six months of paid COBRA benefits and any vested options granted to Mr. Day will continue to be exercisable for additional 12 months after termination of service.  Our obligation to make any severance payments is expressly conditioned upon Mr. Day’s execution and delivery of a general release and waiver of all claims and return of all company property.

For purposes of Mr. Day’s employment offer letter & amendment, a change of control includes (1) a merger or consolidation of Shutterfly after which Shutterfly is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the company), (2) a dissolution or liquidation of the company, (3) the sale of substantially all of the assets of the company, (4) a merger after which the company stockholders cease to own their shares or other equity interest in the company, or (5) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code where the stockholders of the company give up all of their equity interest in the company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the company).

The following table summarizes the potential payments and benefits payable to Mr. Day upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Day was terminated on December 31, 2009.  Mr. Day’s employment offer letter & amendment requires that the severance payment be in a lump sum.

				Following a Change of Control
Executive Benefits and Payments Upon Termination:	Voluntary Termination or Termination For Cause	Involuntary Termination Not For Cause	Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$ -	$145,000	$ -	$145,000	$145,000
Bonus	$ -	$ -	$ -	$ -	$ -
Health Benefits	$ -	$9,391(1)	$ -	$ -	$ -

Value of accelerated stock options	$ -	$ -	$ -	$ -	$ -
Value of accelerated restricted stock unit	$ -	$ -	$ -	$1,187,339	$1,187,339

(1)  This amount reflects our maximum six month obligation.  If Mr. Day becomes covered by another employer’s health plan during such six month period, then our obligation to pay Mr. Day’s health plan coverage shall cease.

Peter C. Elarde.  Mr. Elarde’s initial offer letter and subsequent amendment provide that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. Elarde terminates his employment for good reason (including an adverse change in responsibility or authority, a relocation of employment location more than 50 miles from our current headquarters or a material reduction in base salary), Mr. Elarde will receive severance equal to six months of salary and, if the company’s equity awards are assumed in the change of control transaction, 12 months of unvested shares of equity (options and RSUs) granted to Mr. Elarde will fully vest on his termination date.  In addition, any vested options of Mr. Elarde will continue to be exercisable for an additional 12 months after termination of service.

We have also agreed that in the event we terminate Mr. Elarde’s employment without cause, he will receive six months of salary as severance, six months of paid COBRA benefits and any vested options granted to Mr. Elarde will continue to be exercisable for additional 12 months after termination of service.  Our obligation to make any severance payments is expressly conditioned upon Mr. Elarde’s execution and delivery of a general release and waiver of all claims and return of all company property.

For purposes of Mr. Elarde’s employment offer letter & amendment, a change of control includes (1) a merger or consolidation of Shutterfly after which Shutterfly is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the company), (2) a dissolution or liquidation of the company, (3) the sale of substantially all of the assets of the company, (4) a merger after which the company stockholders cease to own their shares or other equity interest in the company, or (5) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code where the stockholders of the company give up all of their equity interest in the company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the company).

The following table summarizes the potential payments and benefits payable to Mr. Elarde upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Elarde was terminated on December 31, 2009.  Mr. Elarde’s employment agreement requires that the severance payment be in a lump sum.

				Following a Change of Control
Executive Benefits and Payments Upon Termination:	Voluntary Termination or Termination For Cause	Involuntary Termination Not For Cause	Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$ -	$122,500	$ -	$122,500	$122,500
Bonus	$ -	$ -	$ -	$ -	$ -
Health Benefits	$ -	$5,085(1)	$ -	$ -	$ -

Value of accelerated stock options	$ -	$ -	$ -	$166,987	$166,987
Value of accelerated restricted stock unit	$ -	$ -	$ -	$498,680	$498,680

(1)  This amount reflects our maximum six month obligation.  If Mr. Elarde becomes covered by another employer’s health plan during such six month period, then our obligation to pay Mr. Elarde’s health plan coverage shall cease.

COMPENSATION OF DIRECTORS

The following table provides information for 2009 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion or all of 2009.  Other than as set forth in the table and the narrative that follows it, to date we have not paid any fees to or reimbursed any expenses of our directors, made any equity or non-equity awards to directors, or paid any other compensation to directors.

2009
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Philip A. Marineau(2)	35,208	184,989	220,197
Eric J. Keller	15,000	134,986	149,986
Stephen J. Killeen	10,000	99,994	109,994
Nancy J. Schoendorf(3)	7,865	99,994	107,859
Brian T. Swette	-	68,212	68,212
James N. White	-	99,994	99,994
Jeffrey T. Housenbold(4)	-	-	-

(1)
The amounts in this column represent the grant date fair values for equity awards granted during fiscal 2009 as discussed in note 8 of our notes to consolidated financial statements included in our annual report on Form 10-K for fiscal 2009. These amounts reflect our stock-based compensation expense for these awards, and do not correspond to the actual value that may be recognized by the named executive officers.

(2)	Effective April 16, 2009, Mr. Marineau’s compensation was increased from $17,000 per year to $42,500 and as such received a pro-rated increased payment in Q2 2009.

(3)	Ms. Schoendorf received a pro-rated payment in Q1 2009 when she became Chairperson of the Compensation Committee effective March 18, 2009.

(4)	Mr. Housenbold receives no compensation as a director.

Cash Compensation Paid to Directors.  Each of our independent directors who is not affiliated with one of our major stockholders who serves as a chairperson of a Board committee receives the following annual cash retainer, paid in quarterly installments, for each year of such service: for service as the chairperson of the Audit Committee, $15,000; for chairperson of the Compensation Committee, $10,000; for chairperson of the Governance Committee, $10,000.  For 2009, the chair of the Audit Committee is Eric J. Keller; the chair of the Compensation Committee is Nancy J. Schoendorf (who served in this capacity for a portion of 2009 after the departure of Ms. House from our Board of Directors); and the chair of the Governance Committee is Stephen J. Killeen.  The Chairman of the Board of Directors receives an annual cash retainer of $42,500.  For 2009, the Chairman of the Board is Philip A. Marineau.

Restricted Stock Units Granted to Directors. Each of our independent directors who is not affiliated with one of our major stockholders receives an annual grant consisting of restricted stock units worth $100,000 as determined based on the closing price on the date of grant on an annual basis.  In addition, the Chairman of the Board is entitled to an additional annual restricted stock unit grant worth $85,000, as determined based on the closing price on the date of grant.  The chair of the Audit Committee is entitled to an additional annual restricted stock unit grant worth $35,000, as determined based on the closing price on the date of grant.  The shares are subject to annual vesting over a three-year period from the date of grant.  As new members of the Board are appointed, each new member is eligible for an initial restricted stock unit grant worth $100,000 as determined based on the closing price on the date of grant.  Based on a May to May term cycle for all Board members, if a new Board member is appointed at any other time during the year, the initial restricted stock grant shall be pro-rated based on the term of service for that year.

At the Annual Meeting on May 20, 2010, each independent, non-major stockholder affiliated director will receive their annual restricted stock unit grant worth $100,000 based on the closing price on the date of grant.  In addition, the Chairman of the Board will receive an additional annual restricted stock unit grant worth $85,000, as determined based on the closing price on the date of grant.  The Chairman of the Audit Committee will receive an additional annual restricted stock unit grant worth $35,000, as determined based on the closing price on the date of grant.  Such grant amounts were established by the Board of Directors on April 16, 2009.  The shares subject to the restricted stock unit grant vest annually over a three-year period from the date of grant.

On May 15, 2009, we granted each of Philip A. Marineau, Eric J. Keller, Stephen J. Killeen, Nancy J. Schoendorf and James N. White a restricted stock unit grant valued at $100,000 based on the closing price on May 15, 2009, which represented their annual equity grant for their service as directors of the company.  On May 15, 2009, we also granted Philip A. Marineau an additional restricted stock unit grant valued at $85,000, based on the closing price on May 15, 2009 for his service as Chairman of the Board and Eric J. Keller an additional restricted stock unit grant valued at $35,000, based on the closing price on May 15, 2009 for his service as Chairman of the Audit Committee.  In each case, the above equity grants were pursuant to the terms and conditions of our 2006 Plan.  On September 15, 2009, we granted Brian T. Swette a restricted stock unit grant valued at a pro-rated rate based on the closing price on September 8, 2009 which was the date he joined the Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2009, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Awards, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Awards, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)	5,916,812	$9.10	(4)	635,360
Equity Compensation Plans Not Approved by Stockholders(3)	663,450	$17.06		N/A
Total	6,580,262	N/A		635,360

(1)	Includes the 1999 Plan and the 2006 Plan.

(2)	The 2006 Plan contains an “evergreen” provision which expired in January 2010.

(3)
In 2009, we granted a total of 200,000 restricted stock units to Neil M. Day, Jr.  This grant was made not under a stockholder approved plan but pursuant to a Nasdaq approved exception.  Such restricted stock units have the same material terms as restricted stock units granted under the 2006 Plan.  In 2008, we granted a total of 128,500 non-statutory stock options with exercise prices equal to the fair market value of Shutterfly common stock on the date of grant and a total of 6,600 restricted stock units to employees of the company.  These grants were made not under a stockholder approved plan but pursuant to a Nasdaq approved exception.  Two executive officers (Peter Navin and Geoffrey Weber) each received an employment inducement stock option grant award as part of these grants.  In addition, Geoffrey Weber received an inducement restricted stock unit grant.  Such stock options and restricted stock units have the same material terms as stock options and restricted stock units, respectively, granted under the 2006 Plan.  In 2007, we granted a total of 330,000 non-statutory stock options with an exercise price equal to the fair market value of Shutterfly common stock on the date of grant.  These grants were made not under a stockholder approved plan but pursuant to a Nasdaq approved exception.  Two executive officers (Mark J. Rubash and Katie Ho) each received an employment inducement stock option grant award as part of these grants.  An aggregate of 1,650 shares subject to restricted stock units discussed above were settled as of December 31, 2009 and are no longer subject to outstanding awards.

(4)
The weighted-average exercise price takes into account 1,687,045 shares under approved plans issuable upon vesting of outstanding restricted stock units, which have no exercise price.  The weighted average exercise price for options only with respect to the approved plans is $12.72.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Shutterfly under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Nancy J. Schoendorf, Chair
Stephen J. Killeen

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Shutterfly under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board of Directors.  The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://www.shutterfly.com.  Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Shutterfly’s audited financial statements as of and for the fiscal year ended December 31, 2009.

The Audit Committee reviewed with PricewaterhouseCoopers LLP such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.  In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP their independence, and received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the Public company Accounting Oversight Board.  Finally, the Audit Committee discussed with PricewaterhouseCoopers LLP, with and without management present, the scope and results of PricewaterhouseCoopers LLP’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.  The Audit Committee also has engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and is seeking ratification of such selection by the stockholders.

Audit Committee
Eric J. Keller, Chair
James N. White
Brian T. Swette

CERTAIN TRANSACTIONS

From January 1, 2009 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $120,000 to which the company was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest.

Our Audit Committee reviews the fairness and approval of any proposed transaction between management and other related parties of the company (other than transactions that are subject to review by the Compensation Committee) that are brought to the attention of the Audit Committee.  In addition, our Code of Conduct and Ethics sets forth factors that should be considered in determining whether there may be a direct or indirect material interest, such as the size and nature of the person’s interest; the nature of the company’s relationship with the other entity; whether the person has access to confidential company information; and whether the person has an ability to influence company decisions that would affect the other entity.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORTS

The fiscal 2009 Annual Report to Stockholders, including our 2009 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials), is being mailed with this proxy statement to those stockholders that received a copy of the proxy materials in the mail.  Stockholders that received the Notice of Internet Availability can access this proxy statement and our fiscal 2009 Annual Report at http://ir.shutterfly.com/annuals.cfm which does not have “cookies” that identify visitors to the site.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 with the SEC.  It is available free of charge at the SEC’s web site at www.sec.gov.  Upon written request by a Shutterfly stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K.  Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.  All requests should be directed to Investor Relations, Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, California 94065.

Requests for copies of our Annual Report to stockholders or our Annual Report on Form 10-K should be directed to Investor Relations, Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, California 94065.

By Order of the Board of Directors

Jeffrey T. Housenbold
Chief Executive Officer
and President
Redwood City, California
April 7, 2010

Appendix A

2006 Equity Incentive Plan, as amended
SHUTTERFLY, INC.
2006 Equity Incentive Plan

(adopted by the Board on June 20, 2006)
(amended and restated on ______, 2010)

1. PURPOSE.   The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards.  Capitalized terms not defined elsewhere in the text are defined in Section 27.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available.   Subject to Sections 2.2 and 21.2, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of March 24, 2010 is Four Million Nine Hundred Fifty-Five Thousand Seven Hundred Thirty-Five (4,955,735) Shares, which number includes the Ninety-Three Thousand (93,000) authorized shares not issued or subject to outstanding grants under the Company’s 1999 Stock Plan (the “1999 Plan”) on the date the 1999 Plan was terminated.  Subject to Sections 2.2 and 21.2 hereof, Shares subject to Awards, and Shares issued upon exercise of Awards, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares:  (i) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (iii) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued.  Options and SARs to be settled in shares of the Company’s Common Stock shall be counted in full against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon exercise of the Option or upon settlement of the SAR.  In the event that Participant tenders or the Company withholds Shares to pay either the Exercise Price of an Award or the withholding taxes due upon the exercise of an Award, (i) the full number of Shares exercised (including such number of Shares used to pay the Exercise Price or withholding taxes) shall reduce the Number of Shares available for issuance under the Plan and (ii) such number of Shares used to pay the Exercise Price or withholding taxes shall not be added to the Shares authorized for grant under the Plan.  The number of Shares available for grant and issuance under the Plan shall be increased as follows: (i) on January 1, 2011 by three and one-half percent (3.5%) of the number of Shares issued and outstanding on the December 31 immediately prior to the date of the increase; (ii) on January 1, 2012 by three and three tenths percent (3.3%) of the number of Shares issued and outstanding on the December 31 immediately prior to the date of the increase and (iii) on January 1, 2013 by three and one tenth percent (3.1%) of the number of Shares issued and outstanding on the December 31 immediately prior to the date of the increase.  No more than 7,000,000 Shares shall be issued pursuant to the exercise of ISOs.  At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.2 Adjustment of Shares.  In the event that the number or type of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number and class of Shares reserved for issuance under this Plan, (b) the Exercise Prices of outstanding Options and SARs, (c) the number of Shares subject to outstanding Options and SARs and (d) if any such occurrence is after the Effective Date, the maximum number of Shares that may be granted pursuant to Section 3 shall be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and in compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued.

3. ELIGIBILITY.  ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company.  All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.  No person will be eligible to receive more than one million (1,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of two million (2,000,000) Shares in the calendar year in which they commence their employment.  A person may be granted more than one Award under this Plan.

4. ADMINISTRATION.

4.1 Committee Authority.  This Plan will be administered by the Committee or by the Board acting as the Committee.  Except for Awards made to Outside Directors pursuant to Section 6 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan.  Except for Awards made to Outside Directors pursuant to Section 6 hereof, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) determine whether an Award has been earned;

(k) adjust performance goals based on Performance Factors to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code; and

(l) make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Discretion.  Except for Awards made to Outside Directors pursuant to Section 6 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or the Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.  The Committee may delegate to two or more directors of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.  Notwithstanding any provision of the Plan to the contrary, administration of the Plan shall at all times be limited by the requirement that any administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to any Participant of taxation under Section 409A of the Code.

5. OPTIONS.  The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant.  Each Option granted under this Plan will be evidenced by an Option Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant.  The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date.  The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period.  Options may be exercisable within the times or upon the conditions (including confirmation by the Committee of the attainment during a Performance Period of performance goals based on Performance Factors) as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted.  The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price.  The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant; and (iii) the Exercise Price of an NQSO will not be less than 100% of the Fair Market Value of the Shares on the date of grant.  Payment for the Shares purchased may be made in accordance with Section 12.

5.5 Method of Exercise.  Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required by or desirable to the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6 Termination.  Notwithstanding the exercise periods set forth in the Stock Option Agreement, the exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period not less than thirty (30) days or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(b) If the Participant is Terminated because of Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant’s death, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c) If the Participant is Terminated because of Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than six (6) months after the Termination Date, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s Disability, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant’s Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(d) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

5.7 Limitations on Exercise.  The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs.  The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed $100,000.  If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in such calendar year will be NQSOs.  In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and, with prior shareholder approval, authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted.  Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.  Subject to Section 18 of this Plan, with prior shareholder approval and by written notice to affected Participants the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification.  Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. GRANTS TO OUTSIDE DIRECTORS.

6.1 Types of Awards.  Outside Directors are eligible to receive any type of Award offered under this Plan, except ISOs.  Awards pursuant to this Section 6 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

6.2 Eligibility.  Awards subject to this Section 6 shall be granted only to Outside Directors.  An Outside Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 6.

6.3 Vesting and Exercisability.  Except as set forth in Section 21.3, Awards shall vest and be exercisable as determined by the Board.

6.4 Exercise Price.  The exercise price of an Option or a SAR granted to an Outside Director shall be not less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

7. RESTRICTED STOCK AWARDS.

7.1 Awards of Restricted Stock.  A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”).  The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

7.2 Restricted Stock Purchase Agreement.  All purchases under a Restricted Stock Award will be evidenced by a Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.  A Participant accepts a Restricted Stock Award by signing and delivering to the Company a Restricted Stock Purchase Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Restricted Stock Purchase Agreement was delivered to the Participant.  If the Participant does not accept the Restricted Stock Award within thirty (30) days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.  The Restricted Stock Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

7.3 Purchase Price.  The Purchase Price for a Restricted Stock Award will be determined by the Committee and, may be less than Fair Market Value (but not less than the par value of the Shares when required by law) on the date the Restricted Stock Award is granted.  Payment of the Purchase Price must be made in accordance with Section 12 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company, as communicated and made available to Participants.

7.4 Terms of Restricted Stock Awards.  Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law.  These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant.  Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

7.5 Termination During Performance Period.  Except as may be set forth in the Participant’s Restricted Stock Purchase Agreement, vesting ceases on such Participant’s Termination Date.

8. STOCK BONUS AWARDS.

8.1 Awards of Stock Bonuses.  A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary.  All Stock Bonus Awards shall be made pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.  No payment will be required for Shares awarded pursuant to a Stock Bonus Award.

8.2 Terms of Stock Bonus Awards.  The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon.  These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement.  If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant.  Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus Award, the Committee will determine the extent to which the Stock Bonus Award has been earned.  Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.  The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee.

8.3 Form of Payment to Participant.  The Stock Bonus Award will be paid to the Participant currently.  Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment.

8.4 Termination of Participant.  In the event of a Participant’s Termination during a Performance Period or vesting period, for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus Award only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.

9. STOCK APPRECIATION RIGHTS.

9.1 Awards of SARs.  A Stock Appreciation Right (“SAR”) is an award to an eligible person that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in a SAR Agreement).  The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary.  All SARs shall be made pursuant to a SAR Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

9.2 Terms of SARs.  The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect on each SAR of the Participant’s Termination.  The Exercise Price of the SAR will be determined by the Committee when the SAR is granted but, may not be less than Fair Market Value on the date of grant.  A SAR may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual SAR Agreement.  If the SAR is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any.  Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a SAR Agreement, the Committee shall determine the extent to which such SAR has been earned.  Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different performance goals and other criteria.

9.3 Exercise Period and Expiration Date.  A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement governing such SAR.  The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted.  The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.

9.4 Form and Timing of Settlement.  The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

10. RESTRICTED STOCK UNITS.

10.1 Awards of Restricted Stock Units.  A Restricted Stock Unit (“RSU”) is an award to an eligible person covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary.  All RSUs shall be made pursuant to a RSU Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

10.2 Terms of RSUs.  The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times during which the RSU may be exercised; (c) the consideration to be distributed on settlement, and the effect on each RSU of the Participant’s Termination.  A RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual RSU Agreement.  If the RSU is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU.  Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a RSU Agreement, the Committee shall determine the extent to which such RSU has been earned.  Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.  The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee.

10.3 Form and Timing of Settlement.  The portion of a RSU being settled shall be paid currently.  To the extent permissible under law, the Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

11. PERFORMANCE SHARES.

11.1 Awards of Performance Shares.  A Performance Share Award is an award to an eligible person denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock).  Grants of Performance Shares shall be made pursuant to a Performance Share Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Effective Date” means the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement is declared effective by the SEC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(b) if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

11.2 Terms of Performance Shares.  The Committee will determine, and each Performance Share Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the effect on each award of Performance Shares of the Participant’s Termination.  In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares.  Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned.  Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods and different performance goals and other criteria.  The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee.

11.3 Form and Timing of Settlement.  The portion of an award of Performance Shares being settled shall be paid currently.

12. PAYMENT FOR SHARE PURCHASES.

12.1 Payment.  Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method approved by the Board.

13. WITHHOLDING TAXES.

13.1 Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.  Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

13.2 Stock Withholding.  When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined.  All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

14. TRANSFERABILITY.

14.1 General Rule.  Except as otherwise provided in this Section 14, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process.

14.2 All Awards other than NQSOs.  All Awards other than NQSOs shall be exercisable:  (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees.

14.3 NQSOs.  Unless otherwise restricted by the Committee, an NQSO shall be exercisable:  (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees.  “Permitted transfer” means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order.  A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1 Voting and Dividends.  No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant.  After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Exercise Price pursuant to Section 15.2.

15.2 Restrictions on Shares.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price, as the case may be.

16. CERTIFICATES.  All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

17. ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.  Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral.  In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve.  The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. EXCHANGE AND BUYOUT OF AWARDS.  Except in connection with a (i) Corporate Transaction or a (ii) stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or other similar change in the capital structure of the Company, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash or other Awards (including Options or SARs) with an exercise price that is less than the exercise price of the original Option or SAR without prior shareholder approval.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance.  Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable.  The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

21. CORPORATE TRANSACTIONS.

21.1 Assumption or Replacement of Awards by Successor.  In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants.  In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards).  The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant.  In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine.

21.2 Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan.  Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant.  In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such award will be adjusted appropriately pursuant to Section 424(a) of the Code).  In the event the Company elects to grant a new Award rather than assuming an award, such new Award may be granted with a similarly adjusted Exercise Price.

21.3 Outside Directors’ Awards.  Notwithstanding any provision to the contrary, in the event of a Corporate Transaction, the vesting of all Awards granted to Outside Directors pursuant to Section 6 of this Plan will accelerate and such Awards will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22. ADOPTION AND SHAREHOLDER APPROVAL.  This Plan shall be submitted for the approval of the Company’s shareholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN/GOVERNING LAW.  Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board.  This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

24. AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25. NONEXCLUSIVITY OF THE PLAN .  Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY.  Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by employees, officers and/or directors of the Company.

27. DEFINITIONS.  As used in this Plan, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company, or (c) a failure to materially perform the customary duties of employee’s employment.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Company” means Shutterfly, Inc. or any successor corporation.

“Corporate Transaction” means (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, (d) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Effective Date” means the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement is declared effective by the SEC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(b) if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

(c) in the case of an Option made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(d) if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(e) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(f) any person (other than a tenant or employee) sharing the Participant’s household;

(g) a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(h) a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(i) any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Option Agreement” means, with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

“Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee from among the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

•	Net revenue and/or net revenue growth;

•	Earnings per share and/or earnings per share growth;

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

•	Operating income and/or operating income growth;

•	Net income and/or net income growth;

•	Total stockholder return and/or total stockholder return growth;

•	Return on equity;

•	Operating cash flow return on income;

•	Adjusted operating cash flow return on income;

•	Economic value added;

•	Individual business objectives; and

•	Company specific operational metrics.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for the Award.

“Performance Share” means an Award granted pursuant to Section 11 of the Plan.

“Performance Share Agreement” means an agreement evidencing a Performance Share Award granted pursuant to Section 11 of the Plan.

“Plan” means this Shutterfly, Inc. 2006 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

“Restricted Stock Award” means an award of Shares pursuant to Section 7 of the Plan.

“Restricted Stock Purchase Agreement” means an agreement evidencing a Restricted Stock Award granted pursuant to Section 7 of the Plan.

“Restricted Stock Unit” means an Award granted pursuant to Section 10 of the Plan.

“RSU Agreement” means an agreement evidencing a Restricted Stock Unit Award granted pursuant to Section 10 of the Plan.

“SAR Agreement” means an agreement evidencing a Stock Appreciation Right granted pursuant to Section 9 of the Plan.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 9 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 8 of the Plan.

“Stock Bonus Agreement” means an agreement evidencing a Stock Bonus Award granted pursuant to Section 8 of the Plan.

 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company.  An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing.  In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement.  The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

SHUTTERFLY INC.
ATTN: LAURIE HOLM
2800 BRIDGE PARKWAY
REDWOOD CITY, CA 94065

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M22666-P93036 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**SHUTTERFLY INC.**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| **Vote on Directors** | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

1. Election of Directors

**Nominees:**

01) Eric J. Keller
02) Nancy J. Schoendorf

**Vote on Proposals**

**The Board of Directors recommends you vote FOR the following proposals:**

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting. | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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M22667-P93036

## SHUTTERFLY INC.

### Annual Meeting of Stockholders – May 20, 2010

### THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey T. Housenbold and Mark J. Rubash, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Shutterfly, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 20, 2010 at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL THE PROPOSALS.

**Address Changes/Comments:** ______________________________________________

______________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

**Continued and to be signed on reverse side**